Exhibit 10.2

LEASE

by and between

INTERCONTINENTAL FUND III 830 WINTER STREET LLC,

as Landlord

and

PRAECIS PHARMACEUTICALS INCORPORATED,

as Tenant

With respect to property

located at 830 Winter Street,

Waltham, Massachusetts

October 18, 2005

i

ARTICLE VI DEFAULTS
Section 6.1	Default
Section 6.2	Landlord’s Right to Terminate
Section 6.3	Remedies
Section 6.4	Effect of Waivers of Default
Section 6.5	No Accord and Satisfaction
Section 6.6	Cumulative Remedies
Section 6.7	Landlord’s Right to Self Help
Section 6.8	Security Deposit

ARTICLE VII HOLDING OVER

ARTICLE VIII RIGHTS OF MORTGAGEE
Section 8.1	Definition of Mortgage
Section 8.2	Lease Subordinate Superior
Section 8.3	Mortgagee Right to Cure

ARTICLE IX LIMITATIONS OF LANDLORD’S LIABILITY
Section 9.1	Limitation.
Section 9.2	Sale of Property
Section 9.3	No Personal Liability
Section 9.4	Limitation on Damages

ARTICLE X GENERAL PROVISIONS
Section 10.1	Landlord’s Covenant of Quiet Enjoyment; Title
Section 10.2	No Partnership or Joint Venture
Section 10.3	Brokerage
Section 10.4	Estoppel Certificate
Section 10.5	Prevailing Party
Section 10.6	Notice
Section 10.7	Notice of Lease
Section 10.8	Partial Invalidity
Section 10.9	Gender
Section 10.10	Bind and Inure
Section 10.11	Entire Agreement
Section 10.12	Applicable Law
Section 10.13	Headings
Section 10.14	Not An Offer
Section 10.15	Time Is of the Essence
Section 10.16	Multiple Counterparts
Section 10.17	Waiver of Jury Trial

ii

LEASE

ARTICLE I
REFERENCE DATA

Section 1.1                                      Subjects Referred To.

Each reference in this Lease to any of the following subjects shall be construed to incorporate the following data.

DATE:	October 18, 2005

LANDLORD:	Intercontinental Fund III 830 Winter Street LLC

TENANT:	PRAECIS PHARMACEUTICALS INCORPORATED

PREMISES:

Approximately 65,464 rentable square feet of space located (1) on the first floor of the South wing of the Building (inclusive of an approximately 225 square foot NMR Room), (2) on the first, second and third floors of the West wing of the Building, and (3) in the basement of the Building.

LAND:	The land in Waltham, Middlesex County, Massachusetts, as more particularly described in Exhibit A attached hereto and made a part hereof, together with any rights appurtenant thereto.

PROPERTY:	The Land and all of the buildings and improvements now or hereafter located thereon.

BUILDING:	The existing three (3) story building located on the Land.

BUILDING RENTABLE AREA:	As of the Commencement Date, 179,855 square feet.

COMMENCEMENT DATE:	October 18, 2005.

TERM:	Commencing on the Commencement Date and expiring at the close of the day on October 31, 2010, subject to extension as provided herein.

BASE RENT:	Base Rent for the Premises shall be:

	Time Period	Annual Rent	Monthly Installment

	Commencement Date – October 31, 2007	$2,127,580	$177,298.33

	November 1, 2007 – October 31, 2010	$2,291,240	$190,936.66

PERMITTED USES:	See Section 4.1.

TENANT’S PROPORTIONATE SHARE:

Tenant’s Proportionate Share at any time shall be calculated by dividing the total rentable area of the Premises (65,464 s.f.) at such time by the Building Rentable Area (179,855 s.f.).  It is hereby agreed that as of the Commencement Date of this Lease Tenant’s Proportionate Share shall be equal to thirty-six and four tenths of a percent (36.4%).  However, Tenant’s Proportionate Share of Lab Dedicated Expenses (as defined in Section 3.4.2(e) shall be as determined in accordance with the terms of Section 3.4.2(e)).

LETTER OF CREDIT:

A Letter of Credit as security for Tenant’s performance of its obligations under this Lease, in the amount of Seven Hundred and Ten Thousand Dollars ($710,000) to be held subject to the terms and conditions of Section 6.8 and subject to reduction as provided in Section 6.8.

Section 1.2                                      Exhibits.  The exhibits listed below are attached hereto and incorporated in this Lease by reference and are to be construed as a part of this Lease:

Exhibit A:	Legal Description
Exhibit B:	Site Plan
Exhibit C:	Exclusions from Operating Expenses
Exhibit D:	Fixtures Tenant May Remove at End of Term
Exhibit E:	Form of SNDA
Exhibit F:	Form of Letter of Credit
Exhibit G:	Tenant-Provided Services

ARTICLE II
PREMISES AND TERM

Section 2.1                                      Premises and Term.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, for the Term unless sooner terminated as provided herein.

Tenant shall have, as appurtenant to the Premises:  (a) the non-exclusive right to use, and permit its invitees to use in common with Landlord and others, the elevators, walkways, access roads, and driveways necessary for access to the Premises and the parking areas, loading areas, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and other areas and facilities, if any, which are located on the Land and designated by Landlord from time to time for the non-exclusive use of tenants and other occupants of the Building or improvements on the Land (the “Common Areas”); and (b) during any period of time that, pursuant to any of Sections 3.6.6, 3.6.7 or 3.6.8, Tenant (rather than Landlord) is providing the contemplated services, Tenant shall additionally have the exclusive right to use the following areas in, on or about the Building (together with the associated equipment) which are located outside of the Premises:  (A) the Cafeteria, (B) two (2) roof-top RTU units that serve the vivarium located within the Premises, and the roof area and related HVAC systems associated therewith, which roof-top area is shown on Exhibit B attached hereto, (C) the liquid Nitrogen tank and Carbon Dioxide cylinders and their respective distribution systems, and the areas associated therewith, located in the basement of the Building, (D) the General pH System and the area associated therewith located in the basement of the Building, (E) the RODI Water system, vacuum pumps, automatic temperature control (ATC) compressor and lab compressed air system and the areas associated therewith, each of which is located in the basement of the Building, (F) the Mo flo laser and Nitrogen generator and compressor and the area associated therewith, each of which is located in the basement of the Building, and (G) the standby 910KW generator located outside of, but adjacent to, the Building and the area associated therewith.

At any such time that Landlord has assumed responsibility for providing any of the services that require control of any of the areas described in clause (B) above, then Landlord’s obligations shall, during such times, include the delivery of such services, and consequently, since Landlord will during such times require control of such areas and equipment, Landlord shall have exclusive use thereof for such purpose, and they shall not be considered exclusive use areas and equipment under said clause (B).

Section 2.2                                      Parking.  During the Term, Tenant shall have the right to use, on a nonexclusive, unreserved basis, two and eight tenths (2.8) parking spaces per 1,000 rentable square feet of space leased by Tenant during the Term, with such spaces to be allocated between the structured garage parking facility and outdoor common lot in a manner whereby Tenant shall have use of at least the Tenant’s Proportionate Share percentage of parking spaces located in the structured garage parking.

Section 2.3                                      Acceptance of Premises.

2.3.1                        Status of the Premises.  Tenant acknowledges: that Landlord has acquired the fee interest in the Premises from 830 Winter Street, LLC, an affiliate of Tenant, as of the date hereof; that prior to the date hereof, Tenant was and that Tenant currently remains in possession of the Premises; and that Tenant has examined the Premises, is familiar with the physical condition of the Premises and is leasing the same in “as is” condition.  Landlord has not made and does not make any representations or warranties as to the physical condition, expenses, operation and maintenance, zoning, status of title, the use under applicable law that may be made of the Premises or any other matter or thing affecting or related to the Premises.  Notwithstanding the foregoing, Landlord is responsible for ensuring compliance with all applicable governmental laws, rules and regulations at the Building except as set forth below.  Tenant shall, in its use of the Premises, comply with the requirements of all applicable governmental laws, rules and regulations.

2.3.2                        Landlord’s Demising Work.  Notwithstanding the above Section 2.3.1, Landlord will undertake, at its sole cost and expense, all work necessary to convert the Building into a multi-tenant building.  Such work shall include creating demising walls to separate the Premises from the remaining portions of the Building, separate base building systems (including, without limitation, creation of the Premises pH System as further described in Section 3.6.8 hereinbelow) and undertake all other work necessary for such a multi-tenant conversion (the “Building Conversion Work”).  Landlord agrees that there shall be no interruption of or material interference with Tenant’s conduct of business and operations in the Premises as a result of the Building Conversion Work.  Landlord agrees and warrants that it will conduct such Building Conversion Work at times and in a manner that is responsive to and respectful of Tenant’s use requirements, with special consideration to Tenant’s operations in the laboratory space located within the Premises.  Such accommodations by Landlord shall include, but not be limited to, conducting work on an after-hours or overtime basis if necessary, installing special vibration reducing materials, or any other such steps as Tenant may reasonably request.

Section 2.4                                      Option to Extend.

2.4.1                        Extension Terms.  Provided that, at the time of each such exercise and at the time that each Extended Term (as hereinafter defined) would commence (each an “Extension Term Commencement Date”), (i) this Lease is in full force and effect, and (ii) no Event of Default of Tenant shall have occurred and be continuing, Tenant shall have the right and option to extend the Term for three (3) extended terms of five (5) years each (each, an “Extended Term”) by giving written notice to Landlord not later than twelve (12) months prior to the last day of the Term or the applicable Extended Term, as applicable.  The giving of such notice of extension by Tenant shall automatically extend the Term for the Extended Term, and no instrument of renewal or extension need be executed.  In the event that Tenant fails timely to give such notice to Landlord, this Lease shall automatically terminate at the end of the initial Term, and Tenant shall have no further option to extend the Term of this Lease.  The Extended Term shall commence on the day immediately succeeding the expiration date of the initial Term.  Tenant shall have no further option to extend the Term beyond the Extended Terms provided for in this Section 2.4.  The Extended Term shall otherwise be on all the terms and conditions of this Lease, except that the monthly Base Rent payable under this Lease shall be 95% of the fair market value of laboratory/office space of similar age and finish in the Waltham market taking into account all relevant factors, including without limitation, improvement allowances or rent concessions granted in connection with such other leases (the “Fair Market Rental Value”), provided, however, that in no event shall any leasehold improvement made by Tenant following the Commencement Date ever be considered in any valuation of the fair market value of the space.

2.4.2                        Within thirty (30) days after receiving Tenant’s notice extending the Term of this Lease pursuant to Section 2.4.1 above, Landlord shall provide Tenant with Landlord’s good faith estimate of 95% of the Fair Market Rental Value of the Premises for the Extended Term.  If Tenant is unwilling to accept Landlord’s estimate of the Fair Market Rental Value as set forth in Landlord’s notice referred to above, and the parties are unable to reach agreement thereon within thirty (30) days after the delivery of such notice by Landlord, then either party may submit the determination of the Fair Market Rental Value of the Premises to arbitration by giving notice to the other party naming the initiating party’s arbitrator within ten (10) days after the expiration of such thirty (30) day period.  Within fifteen (15) days after receiving a notice of initiation of arbitration, the responding party shall appoint its own arbitrator by notifying the initiating party of the responding party’s appraiser.  If the second arbitrator shall not have been so appointed within such fifteen (15) day period, the Fair Market Rental Value of the Premises shall be determined by the initiating party’s arbitrator.  If the second arbitrator shall have been so appointed, the two arbitrators thus appointed shall, within fifteen (15) days after the responding party’s notice of appointment of the second arbitrator, appoint a third arbitrator.  If the two initial arbitrator are unable timely to agree on the third arbitrator, then either may, on behalf of both, request such appointment by the Boston office of JAMS Inc., or its successor, or, on its failure, refusal or inability to act, by a court of competent jurisdiction.  Within fifteen (15) days after the appointment of the third arbitrator, the three arbitrators shall determine the Fair Market Rental Value of the Premises and give notice thereof to the parties hereto, and the arbitrators’ determination shall be binding upon the parties.  All arbitrators shall be appraisers or other qualified real estate professionals who are independent from the parties who have had at least ten (10) years commercial real estate experience in the greater Boston area and significant experience dealing with the laboratory space sub-market.  Each party shall pay the fees of its own appraiser, and the fees of the third appraiser shall be shared equally by the parties.

Section 2.5                                      Expansion Option.

2.5.1                        Subject to the terms and conditions of this Section 2.5, from and after the initial leasing of the Building to third-parties by Landlord, before Landlord leases any Available Space (as defined below) other than to Tenant, Landlord will first offer such Available Space to Tenant for lease, by written notice to Tenant (“Landlord’s Offer Notice”).  As used in this Section 2.5, “Available Space” shall mean and refer to office or laboratory space in the Building, which from time to time during the Term will become available for lease after the then existing tenant thereof has had its lease expire without extending or renewing such lease, or such lease has otherwise been terminated, provided that no space shall constitute Available Space hereunder unless and until any rights of other tenants in the Building as of the date of this Lease to expand the premises under such leases, including, without limitation, any rights of first offer, have been refused or deemed waived by such tenants.  Landlord’s Offer Notice shall specify the location and rentable area of the Available Space and Landlord’s estimate of the Fair Market Rental Value for the Available Space.  Fair Market Rental Value of such Available Space for such term shall be calculated in the same manner as the Fair Market Rental Value is calculated under Section 2.4.2.  Tenant will notify Landlord, within thirty (30) days of Landlord’s Offer Notice, that (i) Tenant elects to lease the Available Space on the same terms as are set forth in this Lease, except with regard to the Base Rent, which shall be the Fair Market Rental Value set forth in Landlord’s Offer Notice, or (ii) Tenant elects to lease the Available Space, but that Tenant disputes Landlord’s determination of Fair Market Rental Value set forth in Landlord’s Offer

Notice; or (iii) Tenant rejects Landlord’s offer.  If Tenant elects to lease the Available Space, but disputes Landlord’s determination of Landlord’s Fair Market Rental Value for the Available Space, and the parties do not agree on the Fair Market Rental Value within thirty (30) days after delivery of such notice from Tenant, then either party may initiate the arbitration procedure set forth in Section 2.4.2 by giving notice to the other within an additional thirty (30) days after the end of such thirty (30) day period.  If Tenant has accepted Landlord’s terms for the Available Space, or upon determination of the Fair Market Rental Value through arbitration, Landlord and Tenant shall execute an amendment to this Lease incorporating the Available Space into the Premises on the same terms as are set forth in this Lease, except with regard to the Base Rent, which shall be the Fair Market Rental Value set forth in Landlord’s Offer Notice, within ten (10) days, but failure of the parties to execute such an amendment shall have no effect on the effectiveness of the expansion of the Premises to include the Available Space and the economic terms associated therewith, as set forth above.  If Tenant rejects Landlord’s offer, or fails to notify Landlord within said thirty (30) day period that Tenant intends to lease such Available Space, Landlord shall be entitled to lease such Available Space to any third party on such terms and conditions and for such rent as Landlord determines in its sole discretion.

2.5.2                        Notwithstanding any contrary provision of this Section 2.5 or any other provision of this Lease, Tenant’s right to expand the Premises to include any Available Space is conditioned upon (which condition may be waived by Landlord in its sole discretion) the absence, on the date Tenant notifies Landlord that it elects to lease Available Space and on the date that would otherwise be the date upon which the Available Space is incorporated into the Premises, of any default under this Lease by Tenant after any applicable notice and opportunity to cure.

Section 2.6                                      Time of Essence.  Time shall be of the essence with respect to Sections 2.4 and 2.5.

ARTICLE III
RENT; CERTAIN OPERATING COSTS; REPAIR AND MAINTENANCE

Section 3.1                                      Base Rent; Additional Rent.  Base Rent at the rates set forth in Section 1.1 shall be payable in advance on the first day of each calendar month during the Term to Landlord without setoff or deduction (except as otherwise expressly provided herein) at the address set forth herein for notices or such other address as Landlord may thereafter specify by notice to Tenant.  Base Rent for any partial month at the beginning or end of the Term shall be pro-rated.  All amounts payable by Tenant to Landlord under this Lease other than Base Rent shall constitute “Additional Rent” and shall be paid without setoff or deduction (except as otherwise expressly provided herein).  “Rent” shall mean Base Rent and Additional Rent.

Section 3.2                                      Late Payments.

3.2.1                        Interest.  If Tenant fails to make any payment of Rent on or before the date due, then at Landlord’s option, without notice and in addition to all other rights and remedies of Landlord, Tenant shall pay upon demand to Landlord as Additional Rent interest thereon at an annual rate equal to twelve percent (12%) per annum (the “Default Rate”).  The interest at the

Default Rate provided for by this Subsection 3.2.1 shall not apply to any late payment of Rent provided that such payment is not more than five (5) days past due.

3.2.2                        Late Charge.  In addition to any interest due on overdue Rent pursuant to Subsection 3.2.1, if any payment of Base Rent or regularly scheduled payment of Additional Rent is not paid before, on or within five (5) days after the date due, such late payment shall be subject to a late charge equal to four percent (4%) of such late payment.

Section 3.3                                      Real Estate Taxes.

3.3.1                        Tax Year and Taxes.  “Tax Year” shall mean a twelve month period commencing on July 1 and falling wholly or partially within the Term, and “Taxes” shall mean (a) all ad valorem real estate taxes, assessments (special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term, imposed or levied upon or assessed against (i) the Premises or any portion thereof, or (ii) the Land (including Common Areas), and (b) Landlord’s reasonable expenses of any proceeding to contest, determine or reduce any of the foregoing items included in Taxes, but the amount of special taxes or special assessments included in Taxes shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such Taxes are being determined.  There shall be excluded from Taxes (x) all Taxes assessed on buildings located on any portion of the Land other than the Building, and (y) all income, estate, succession, inheritance and transfer taxes of Landlord; provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that a capital levy, franchise, income, profits, sales, rental, use and occupancy, or other tax or charge shall (a) in whole or in part be substituted for such ad valorem tax or (b) be imposed solely on or with respect to real property or the income generated thereby, and, in either case, be levied against, or be payable by, Landlord with respect to the Premises or any portion thereof, such tax or charge shall be included in the term “Taxes” for the purposes of this Article.

3.3.2                        Payment of Taxes.  Beginning on the Commencement Date, Tenant shall pay to Landlord for each Tax Year, as Additional Rent, an amount equal to Tenant’s Proportionate Share of the Taxes.  Such amount shall be apportioned (i) to account for any adjustment in Tenant’s Proportionate Share during any Tax Year, and (ii) for any partial Tax Year that falls in any portion of the Term.  Estimated payments by Tenant on account of Taxes shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Base Rent.  Promptly after receipt by Landlord of bills for such Taxes, Landlord shall provide copies of such bills to Tenant along with Landlord’s allocation of the Taxes and Landlord’s computation of Tenant’s payment on account thereof.  If estimated payments theretofore made by Tenant for the Tax Year covered by such bills exceed the required payment on account thereof for such Tax Year, Landlord shall promptly refund such overpayment to Tenant (less any amount then owed to Landlord by Tenant under this Lease, in which case Landlord promptly shall notify Tenant of such offset ); but if the required payments on account thereof for such Tax Year are greater than estimated payments theretofore made on account thereof for such Tax Year, Tenant shall pay the difference to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such refund or payment for any period within the Term shall survive expiration of the Term.  Except for the foregoing reconciliation on account of Taxes for Tenant’s estimated payments, Tenant shall not be liable to Landlord to pay any Taxes first billed to Tenant by Landlord more than one year after the end of the fiscal year in which Landlord received a final bill therefor.

3.3.3                        Refund Sharing.  If Landlord shall receive any tax refund or reimbursement of Taxes of which Tenant paid a share under this Lease, then out of any balance remaining thereof after deducting Landlord’s reasonable expenses in obtaining such refund not previously included in such Taxes as provided above and any other amounts then due and owing by Tenant under this Lease, Landlord shall pay to Tenant, a portion of such refund or reimbursement or sum in lieu thereof (apportioned if such refund is for a Tax Year a portion of which falls outside the applicable Term) that bears the same proportion to the entire refund or reimbursement as the portion of the Taxes as to which the refund or reimbursement was obtained that were paid by Tenant bears to the entire amount of such Taxes.

3.3.4                        Abatement Initiated by Tenant.  Tenant may from time to time (but not more frequently than once a year) request that a real estate tax abatement be sought on the tax parcel(s) on which the Premises and the Land are located, whereupon Landlord shall either (a) prosecute a contest of the tax and assessment basis of such tax parcel(s) and the taxes and assessment levied thereon, or (b) permit Tenant to contest on behalf of Landlord the tax and assessment basis of the tax parcel(s) on which the Premises and the Land are located and the taxes and assessments levied thereon.  In the event Landlord makes the election described in clause (b) above and Tenant performs such contest, then Tenant (i) shall pay all costs and expenses in connection therewith, (ii) shall keep Landlord informed about the status of such contest, and (iii) shall indemnify and hold Landlord harmless from any and all costs, claims and liabilities relating thereto, provided that if Tenant is successful in obtaining a real estate tax abatement, Tenant shall be entitled to reimbursement from the abatement proceeds of its reasonable costs and expenses in connection with obtaining such abatement.  Tenant shall not settle any tax abatement proceeding without the prior consent of Landlord, which shall not be unreasonably withheld or delayed.  Furthermore, Tenant shall post with the applicable governmental authority any and all necessary bonds or deposits or similar security required by such authority so that the Landlord’s interests shall not be jeopardized by reason of such contest by the Tenant.  Notwithstanding the foregoing, Landlord may refuse to permit or undertake any contest requested by Tenant as provided in this Section, so long as Landlord has a reasonable basis for doing so and promptly notifies Tenant thereof.  Without limiting the generality of the foregoing: (x) the filing of a subdivision plan or the request for zoning relief or approvals, whether site plan approval, special permit or otherwise, shall be a reasonable basis for Landlord to refuse to permit or undertake any such contest; and (y) at any time when an Event of Default has occurred and remains outstanding, Landlord may refuse to permit or undertake any contest requested by Tenant or may require Tenant to terminate any contest then underway, and in such event, Tenant agrees to terminate any such ongoing contest.

Section 3.4                                      Operating Expenses.

3.4.1                        Payment of Operating Expenses; Definitions.  From and after the Commencement Date, during the Term Tenant shall pay to Landlord, as Additional Rent, the Tenant’s Proportionate Share of Operating Expenses, as hereinafter defined, in accordance with this Section 3.4.  The amounts due from Tenant under this Section 3.4 are collectively referred to as “Tenant’s Proportionate Share of Operating Expenses”.  Payments by the Tenant on account of the Tenant’s Proportionate Share of Operating Expenses shall be made monthly at the time and in the fashion herein provided for the payment of Base Rent.  The amount so to be paid to the Landlord shall be an amount from time to time reasonably estimated by the Landlord to be sufficient to aggregate a sum equal to the Tenant’s Proportionate Share of Operating Expenses for each calendar year.  Operating Expenses for any partial calendar year at the beginning or end of the Term shall be prorated.

3.4.2                        Certain Definitions.

(a)                             “Building Operating Expenses” means, without duplicating any cost included in Land Operating Expenses (as hereinafter defined), to the extent not borne directly by Tenant under this Lease, Landlord’s cost of operating the Building, which shall include, without limitation:  the cost of premiums for all insurance carried by the Landlord on the Building, or in connection with the use and occupancy thereof, including but not limited to all risk, general liability, excess liability, rent loss (including extended rent loss coverage), boiler and equipment, flood and earthquake; the reasonable amount of any deductible from any insurance claim of Landlord (but only in the event of an actual claim paid and settled); compensation and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons directly engaged in managing the Building; the cost of steam, water, sewer, gas, oil and electricity, and other utility charges, excluding such utility charges separately chargeable to tenants, whether for additional or special services or otherwise; the cost of security and fire protection services, if any; the cost of property level accounting; and other expenses paid in connection with the Building and not related to operation, cleaning, maintenance or repair thereof that are the obligation of Tenant under this Lease.

(b)                            “Land Operating Expenses” means, without duplicating any cost included in Building Operating Expenses, Landlord’s cost of operating and maintaining the Land, which shall include, without limitation:  premiums for all general liability and excess liability insurance carried by Landlord on the Land; operational, maintenance and repair costs of easements benefiting the Land (including the cost of operation, maintenance and repair of any water loop providing fire protection to the Premises); costs of compliance with all Legal Requirements applicable to improvements on the Land other than buildings (provided, however, that any such cost that constitutes a capital expenditure shall be subject to the amortization requirements applicable to Ordinary Capital Improvements hereunder); the reasonable amount deductible from any insurance claim of the Landlord (but only in the event of an actual claim paid and settled); compensation and all fringe benefits, worker’s compensation, insurance premiums and payroll taxes paid to, for or with respect to all persons directly engaged in operating or maintaining the Land; the cost of landscaping; the cost of maintenance; water, electricity, and other utility charges, excluding such utility charges separately chargeable to tenants, whether for additional or special services or otherwise; the cost of maintenance, repairs and replacements (other than repairs and replacements reasonably collectible from contractors under guarantees); the cost of snow, ice and sand removal; payments under service contracts with independent contractors; the cost of any Ordinary Capital Improvements, provided that the cost of any such Ordinary Capital

Improvements shall be amortized over the customary useful life of the improvement in question, together with interest on the unamortized balance at a rate equal to the Prime Rate of interest then published in The Wall Street Journal at the time the improvement is commenced plus four percent (4%) (the “Interest Rate”); and other expenses paid in connection with operation or maintenance of the Land.

(c)                             The Building Operating Expenses and the Land Operating Expenses are collectively referred to herein as the “Operating Expenses”.

(d)                            Notwithstanding the foregoing, Operating Expenses:

(i)                                     shall not include any expense of further development of the Land, without limitation, any costs of site work, demolition, constructing additions to any existing buildings on the Property (including the Building), or new buildings on the Property, or otherwise further developing or redeveloping the Property;

(ii)                                  shall not include any of the items specified in Exhibit C; and

(iii)                               shall be subject to the limitations specified in Exhibit C.

(e)                             With regard to any Operating Expenses that are incurred in connection with any Building service or system that is dedicated solely to servicing either (i) exclusively the laboratory uses in the Premises, or (ii) the laboratory uses in the Premises collectively with other laboratory uses being conducted within the Building (“Lab Dedicated Expenses”), such Lab Dedicated Expenses shall be equitably shared among all laboratory space tenants in the Building benefiting from such service, with respective shares of the Lab Dedicated Expenses being either (i) shared proportionally, based on the square footage served thereby, if applicable (such as wherever usage is not reasonably measurable by metering or other such measurement method), or (ii) separately metered for the various lab spaces being served thereby, but in any case equitably allocated by Landlord to account for consumption or use of such service or system resource.

3.4.3                        Estimated Payments.  Annually, the Landlord shall render to the Tenant a statement in reasonable detail showing for the preceding calendar year or fraction thereof, as the case may be, the Operating Expenses and Tenant’s Proportionate Share of the Operating Expenses.  The Landlord shall use diligent efforts to deliver the statement not later than ninety (90) days after the end of each calendar year or fraction thereof at the beginning or at the end of the Term.  Said statement to be rendered to Tenant also shall show for the preceding calendar year or fraction thereof, as the case may be, the amounts of Operating Expenses already paid by Tenant.  If at the time such statement is rendered it is determined with respect to any calendar year that Tenant has paid (i) less than Tenant’s Proportionate Share of Operating Expenses or (ii) more than Tenant’s Proportionate Share of Operating Expenses, then, in the case of (i) Tenant shall pay to the Landlord, as Additional Rent, within thirty (30) days of such statement the amounts of such underpayment and, in the case of (ii) the Landlord shall refund such overpayment to the Tenant within thirty (30) days (less any amount then owed to Landlord by Tenant under this Lease, in which case Landlord promptly shall notify Tenant of such offset ).  The obligation to make such payment or refund for any partial calendar year at the end of the Term shall survive the Term.  In no event shall Tenant be obligated to make any payment with respect to any Operating Expense first billed to Tenant more than eighteen (18) months after the end of the calendar year in which the Operating Expense was incurred.

3.4.4                        Tenant’s Right to Review.  Tenant shall have the right to examine, copy and audit Landlord’s books and records relating to Operating Expenses and the allocation of expenses made by Landlord establishing Tenant’s Proportionate Share of Operating Expenses for any calendar year for a period of one year following the date that Tenant receives the statement of Operating Expenses and Tenant’s Proportionate Share of Operating Expenses for such year from Landlord.  Tenant shall give Landlord not less than thirty (30) days’ prior notice of its intention to examine and audit such books and records, and such examination and audit shall take place at the Landlord’s offices; provided, however, that so long as Landlord maintains an office in the Greater Boston Area, Landlord shall keep the books and records relating to the Premises in such office.  All costs of the examination and audit shall be borne by Tenant; provided, however, that if such examination and audit establishes that the actual Operating Expenses or the amount allocated to Tenant’s Proportionate Share of Operating Expenses for the year in question are less than the amount set forth as the annual Operating Expenses on the annual statement delivered to Tenant by at least five percent (5%), then Landlord shall pay the reasonable costs of such examination and audit.  If, pursuant to such examination and audit, the payments made for such year by Tenant exceed Tenant’s required payment on account thereof for such calendar year, Landlord shall promptly refund such overpayment.  If the payments made by Tenant for such year are less than Tenant’s required payment as established by the examination and audit, Tenant shall pay the deficiency to Landlord within thirty (30) days after conclusion of the examination and audit as well as Landlord’s actual out-of-pocket costs in connection with such examination and audit.  The obligation to make such payment or refund for any period within the Term shall survive expiration of the Term.  If Tenant does not elect to exercise its right to examine and audit Landlord’s books and records for any calendar year within the time period provided for by this paragraph, Tenant shall have no further right to challenge Landlord’s statement of Operating Expenses and Tenant’s Proportionate Share of Operating Expenses.

Section 3.5                                      Insurance.

3.5.1                        Tenant’s Insurance.  Tenant shall maintain in full force from the Commencement Date and thereafter throughout the Term the following types of insurance:

(a)                             Comprehensive commercial general liability insurance with respect to the Premises, their use, occupancy and operation, under which Tenant is the named insured and Landlord and any Mortgagee (as defined in Section 8.1 below) (provided that Landlord has identified such Mortgagee by notice to Tenant) are named as additional insureds with respect to their vicarious liability for covered claims arising from Tenant’s use or occupancy of the Premises.  Such coverage shall include a contractual liability endorsement, and such coverage shall be written on an occurrence basis, with a minimum combined single limit of liability of not less than Ten Million Dollars ($10,000,000.00);

(b)                            Commercial property insurance on an “all risk” basis, and specifically including sprinkler leakages, vandalism, and malicious mischief and plate glass damage covering all the items specified as Tenant’s Property and all other property of every description including stock-in-trade, furniture, fittings, installations, alterations, additions, partitions and fixtures or anything in the nature of a leasehold improvement made or installed by or on behalf of the Tenant in an amount of not less than one hundred percent (100%) of the full replacement cost thereof as shall from time to time be determined by Tenant in form satisfactory to Landlord in its reasonable discretion;

(c)                             Policies of insurance against loss or damage arising from incidents relating to the air-conditioning and/or heating system, electrical systems, flywheels, steam pipes, steam turbines, steam engines, steam boilers, other pressure vessels, high pressure piping and machinery, if any, installed in the Premises in an amount satisfactory to Landlord in its reasonable discretion;

(d)                            Worker’s compensation and occupational disease insurance with statutory limits, provided that Tenant may self-insure for such purposes to the extent permitted by Legal Requirements; and

(e)                             any other form or forms of insurance as Landlord may reasonably require from time to time (other than insurance that Landlord is required to maintain) in amounts and for insurable risks (on commercially reasonable terms) against which a prudent tenant would protect itself to the extent landlords of comparable buildings in the vicinity of the Premises require their tenants to carry such other form(s) of insurance.

In addition, during the performance of any construction by Tenant on the Premises, in addition to the above coverage required to be maintained by Tenant, Tenant shall cause the general contractor performing the work under any contract costing in excess of One Million Dollars ($1,000,000.00) to carry: (a) Workers’ compensation and occupational disease insurance in statutory amounts; (b) employer’s liability insurance with a limit of not less than One Million Dollars ($1,000,000); (c) commercial general liability insurance, including personal injury and property damage, on an occurrence basis in the amount of a combined single limit of not less than One Million Dollars ($1,000,000.00) for each occurrence; and (d) all risk installation floater insurance (on the complete value/full coverage form) to protect Landlord’s interest and that of Tenant, contractors and subcontractors during the course of the construction, with limits of not less than the total replacement cost of the completed improvements under construction.  Such contractor insurance policies shall be endorsed to include Landlord and any Mortgagee (provided that Landlord has identified such Mortgagee by notice to Tenant) as additional insureds.

Each policy of insurance required under this Subsection 3.5.1 shall be issued by companies rated not less than AVIII by Best’s Rating Service (or its successor) or otherwise acceptable to Landlord in the Landlord’s reasonable discretion and licensed to do business in the Commonwealth of Massachusetts, and shall be noncancellable with respect to Landlord and any Mortgagee (provided that Landlord has identified such Mortgagee by notice to Tenant), without thirty (30) days’ prior notice to Landlord and such Mortgagee.  Tenant shall deliver to Landlord and any Mortgagee (provided that Landlord has identified such Mortgagee by notice to Tenant) certificate(s) of insurance evidencing the coverage required hereunder upon commencement of the Term and no later than thirty (30) days prior to the expiration of the coverage evidenced by a prior certificate.  Notwithstanding anything to the contrary hereinabove contained, Tenant may, at its option, include any of the insurance coverage hereinabove set forth in general or blanket policies of insurance, and the coverage afforded may be effected by any combination of basic, excess or umbrella coverage; provided that as to property insurance, any blanket policy shall include an agreed amount clause or its equivalent.

3.5.2                        Waiver of Subrogation.  All insurance (except for workers’ compensation insurance) which is carried by either party with respect to the Premises, whether or not required, shall include provisions which deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to the occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it commercially unreasonable to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Massachusetts as otherwise provided herein (but if extra premium results therefrom, the other party shall reimburse the insuring party therefor, on demand).  Each party shall be entitled to have duplicates or certificates of any policies containing such provisions.  Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

Section 3.6                                      Utilities and Other Services.

3.6.1                        Tenant shall pay or cause to be paid directly to the proper authorities charged with the collection thereof all charges for any utilities or services separately metered to Tenant used or consumed on the Premises.  For those utilities not separately metered to Tenant, to the extent feasible, Landlord will undertake to determine Tenant’s utility charge for the cost to serve the Premises based on the comparative usage of such utility (such as undertaking a reasonable survey of electricity usage), and shall charge Tenant a “utility charge” for such service, which such charge shall specifically not be included in the Operating Expenses.  Notwithstanding anything contained in this Lease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur, except any of the same due to any act or neglect of Tenant or Tenant’s agents employees, contractors or invitees or any person claiming by, through or under Tenant or due to any Casualty as provided for in Article 5 (any such interruption of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption occurs or continues as a result of the negligence or a wrongful conduct of Landlord or Landlord’s agents, servants, employees or contractors, and (iii) such Service Interruption continues for more than five (5) consecutive Business Days after Landlord shall have received notice thereof from Tenant, and (iv) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises is materially and adversely affected, then there shall be an abatement of one day’s Base Rent and Additional Rent for each day during which such Service Interruption continues after such five (5) consecutive Business Day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent and Additional Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises.  For purposes hereof, the term “Essential Services” shall mean the following services: access to the Premises, water and sewer/septic service, air circulation to the chemical hoods, HVAC service (to the extent controlled by Landlord), electricity and natural gas.

3.6.2                        Landlord shall provide water for fire protection purposes to the Premises during the Term by means of the existing fire loop system and City of Waltham hydrants located at the Property, as the same may be improved or replaced from time to time.  Landlord shall provide domestic water and water for the conduct of Tenant’s business, without limitation utilizing the existing domestic water booster pumps, so that water pressure of between 80 – 100 pounds per square inch is delivered to the Premises.

3.6.3                        Landlord covenants and agrees that, as Landlord adds additional tenants as beneficiaries of the back-up power service made available by the existing 910 KW standby generator, Landlord shall not permit any overloading of such equipment.

3.6.4                        Landlord shall provide on-site security services to the Building on a 24-hour per day, 7 days per week, 52 weeks per year, basis, with walk-through surveillance of the Premises and alarm monitoring during non-business hours included in such security services.  Tenant shall have access to the Premises and the parking facilities on a 24-hour per day, 7 days per week, 52 weeks per year, basis, with after hours access provided via an electronic card access system.

3.6.5                        Tenant’s Specialized Equipment.  Tenant shall be permitted to remove all such specialized equipment and other fixtures as are set forth on the attached Exhibit D.

3.6.6                        Cafeteria.  Landlord agrees that, so long as Tenant is the sole tenant occupying space at the Building, Tenant has the right, but not the obligation, to occupy and operate the existing cafeteria located in the Common Areas of the Building (the “Cafeteria”) as an appurtenance to the Premises, at Tenant’s sole cost and expense.  Landlord and Tenant agree that, upon the occupancy at the Building of one or more additional tenants, Tenant shall relinquish to Landlord its rights to use and operate the Cafeteria and Landlord shall provide Cafeteria services (whether operated by Landlord or by an independent contractor) for use by Tenant and other tenants and occupants in the Building; provided, however, that if Landlord’s (or such contractor as Landlord may employ) commercially reasonable operation of the Cafeteria is sufficiently proven to Tenant to not be economically viable (i.e., incapable of operating other than at a net loss), as may be confirmed by Tenant’s reasonable review of Landlord’s books and operating records relating to the Cafeteria, at Tenant’s election, then Landlord shall allow Tenant to elect to either (i) pay to the Cafeteria operator, on a monthly basis, its pro rata share (based on a fraction, the numerator of which would be the number of Tenant’s employees, and the denominator of which would be the total number of employees of tenants in the Building that have elected to participate in use of the Cafeteria (the “Cafeteria Pro Rata Share”)) of the amount of money required each month to permit the Cafeteria operator’s operation to break even; or (ii) elect not to pay such amount, in which case Landlord shall be relieved of the obligation to provide an operational Cafeteria.  If Tenant elects to pay its Cafeteria Pro Rata Share, then Landlord shall ensure that the Cafeteria remains operational and in any such month when the Cafeteria operator requires payment of the Cafeteria Pro Rata Share by Tenant (i.e., operates at a net loss), the Cafeteria operator will provide Tenant with a written statement of income and expenses for Tenant’s review, along with Tenant’s Cafeteria Pro Rata Share that is due.  Landlord agrees that it shall not permit the employees of any tenant of the Building that does not elect to participate in using the Cafeteria to have access to or use of the Cafeteria and the services provided there.  Tenant may elect, at any time during the Term to stop paying such Cafeteria Pro Rata Share to the Cafeteria operator, at which such time Landlord shall be relieved from any obligation to operate the Cafeteria.  The operator of the Cafeteria from time to time may modify the hours of operation, the menu or the method of service, provided however that the Cafeteria will, at a minimum, be open on Business Days for service of breakfast food from 7:30 a.m. through 9:30 a.m. and service of lunch meals (the lunch menu consisting of at least one hot entrée, a cold cut bar and a salad bar each day) from 11:30 a.m. through 1:30 p.m. whenever the Cafeteria is required to be operational during the Term.

3.6.7                        Tenant Provided Services.  Notwithstanding anything to the contrary contained in this Article 3, Tenant may elect, so long as Tenant remains the sole tenant of the Building, to provide, at its own cost and expense (subject to the terms herein below), in lieu of Landlord providing the same under this Lease, any of the Building services set forth on the attached Exhibit G (the “Tenant Provided Services”).  Tenant’s cost and expense in connection with providing itself with the Tenant Provided Services shall be strictly limited to only those expenses which would be properly charged to Tenant as an Operating Expense if Landlord were to provide such services; any other costs associated with the provision of such services shall remain Landlord’s sole responsibility.  Upon the tenancy of one or more other tenants at the Building, Tenant shall cease from providing itself any Tenant Provided Services as Tenant may have elected to provide as aforesaid, and Landlord shall assume the obligation to provide Tenant with what had previously been Tenant Provided Services.  Nothing herein above shall be deemed to release Landlord from its obligation to provide any of the aforementioned Tenant Provided Services in the event that Tenant chooses, at any time prior to the Building being occupied by other tenants, to cease provision of the Tenant Provided Services to itself.

3.6.8                        pH System.  Unless Tenant shall elect under Section 3.6.7 to have Landlord perform the pH system services, Tenant shall, at its own cost and expense (subject to the terms herein below), be responsible for its own use and operation of the existing pH balancing system which is located in an area of the basement of the Building that is outside the Premises (the “General pH System”), in connection with Tenant’s occupancy of the Premises.  Tenant’s cost and expense in connection with providing itself with the services of the General pH System shall be strictly limited to only those expenses which would be properly charged to Tenant as an Operating Expense if Landlord were to provide such services; any other costs associated with the provision of such services shall remain Landlord’s sole responsibility.  Upon the occupancy of any additional tenants in the Building, Landlord shall, as part of the Building Conversion Work, provide the Premises with its own operationally dedicated pH system, including without limitation all equipment associated therewith equal in quality and serviceability as the General pH System (“Premises pH System”), in an area of the Basement comprising a portion of the Premises, which Landlord shall determine subject to Tenant’s approval.  Tenant’s rights as aforesaid with respect to the General pH System shall apply until the Premises pH System is tested and fully operational and Tenant is capable of using the Premises pH System in connection with its occupancy of the Premises.  Landlord specifically agrees that at no point while Tenant is using the General pH System shall any other tenant or occupant of the Building be permitted to use the General pH System.  Nothing hereinabove shall release Landlord from its obligation to provide any services in connection with the General pH System in the event that Tenant chooses, at any time prior to the delivery of a tested and operational Premises pH System, to cease provision of such service to itself.

Section 3.7                                      Repair and Maintenance.

3.7.1                        Tenant Repairs and Maintenance.  Tenant agrees to keep the Premises in as good order condition and repair excepting only those repairs which Landlord is responsible under the terms of this Lease, reasonable use and wear and tear and damage by fire or other casualty or condemnation excepted.  Landlord agrees to cooperate with Tenant to permit Tenant, to the extent possible, to obtain the benefit of any warranties and guaranties in favor of Landlord on any part of the Premises.

3.7.2                        Landlord Repairs and Maintenance.  Except as otherwise provided in this Lease, Landlord agrees to keep in good order, condition and repair the roof, public areas, exterior walls (including exterior glass) and structure of the Building (including all plumbing, mechanical and electrical systems installed by Landlord, but specifically excluding any supplemental heating, ventilation or air conditioning equipment or systems exclusively serving the Premises and installed at Tenant’s request or as a result of Tenant’s requirements in excess of building standard design criteria), all insofar as they affect the Premises, except that Landlord shall in no event be responsible to Tenant for the repair of glass in the Premises, the doors (or related glass and finish work) leading to the Premises, or any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors.  Landlord shall also keep and maintain all Common Facilities in a good and clean order, condition and repair, free of snow and ice and accumulation of dirt and rubbish, shall provide for regular removal of trash and rubbish from the Property, and shall keep and maintain all landscaped areas on the Property in a neat and orderly condition.  Landlord shall not be responsible to make any improvements or repairs to the Building other than as expressly in this Section 3.7.2 provided, unless expressly provided otherwise in this Lease.

3.7.3                        Tenant’s Right to Self Help.  If Tenant shall have given written notice to Landlord, and any ground lessor or mortgagee of whose identity Tenant shall have been given notice, of Landlord’s obligation to perform repairs for which Landlord is responsible under this Lease, and Landlord shall have failed to commence performance of the same within a reasonable time period following Tenant’s notice as aforesaid, Tenant may (but shall not be obligated to) make such repairs, and Landlord shall reimburse the Tenant for the reasonable cost thereof no later than thirty (30) days after receipt of Tenant’s invoice therefor (if not paid by Landlord within said thirty days, together with interest at the Default Rate, from the expiration of such thirty (30) day period until paid); provided, however, that Landlord may offset against any amounts payable by Landlord under this Section any amounts then due and owing by Tenant under this Lease, but, in such event, Landlord shall notify Tenant of the offset.  If Landlord has timely commenced the performance of such repairs, but fails to continue diligently to complete the same, except to the extent caused by External Causes (as defined herein), Tenant shall have the aforesaid right to self help if Landlord does not cure its failure within a reasonable time.  Nothing in this Section 3.7 shall entitle Tenant to an abatement or set off any such costs incurred against the payment of rent or any other sums payable to Landlord under this Lease.  As used in this Lease, “External Causes” means any of the following:  Acts of God, war, civil commotion, fire, flood or other casualty, strikes or other extraordinary labor difficulties, shortages of labor or materials or equipment in the ordinary course of trade, government order or regulations or other cause not reasonably within the control of the party in question, and not due to the fault or neglect of such party, excluding, however, inability to pay obligations as they become due.

ARTICLE IV
TENANT’S ADDITIONAL COVENANTS

Section 4.1                                      Permitted Use.  Tenant agrees:  (a)  to use the Building only for general business and professional offices, research laboratories, animal research facility/vivarium, light manufacturing, accessory manufacturing and customary uses accessory to the foregoing (the “Permitted Uses”).  Tenant shall not use or occupy the Premises for any other purpose without the prior written consent of the Landlord, which shall not be unreasonably withheld or delayed as to any manufacturing or assembly use but may be granted or withheld in Landlord’s sole discretion as to any other use.

Section 4.2                                      Prohibited Uses.  Notwithstanding the provisions of Section 4.1, Tenant shall not use the Premises or allow the Premises to be used for any illegal or immoral purpose, or so as to create waste, constitute a private or public nuisance, or unreasonably disturb other occupants of the Property; provided, however, that the currently existing uses shall not be deemed to disturb any other occupants of the Property.  Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the Building, or overload existing electrical or other mechanical systems.  Tenant shall not use any machinery or equipment in the Building which causes noise or vibration materially in excess of current levels.  No waste materials or refuse shall be dumped upon or permitted to remain outside of the Premises except in trash containers placed inside exterior enclosures designated by Landlord for that purpose.  No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any similar nature shall be permitted to remain outside the Premises or on any portion of the Common Areas unless otherwise approved by Landlord in its sole discretion.

Section 4.3                                      Hazardous Materials.

4.3.1                        Hazardous Materials.  Tenant agrees not to generate, store or use any Hazardous Materials (as hereinafter defined) on or about the Premises, except those customarily used by Tenant in connection with its Permitted Uses and operations and janitorial services, in both cases limited to such Hazardous Materials in such amounts as are customarily used in connection with Tenant’s Permitted Uses and for janitorial service provided to Tenant.  Tenant agrees to provide Landlord with access to copies of all Material Safety Data Sheets (“MSDS”) for Hazardous Materials used at the commencement of the Term and to provide access to copies of MSDS upon the introduction of any new Hazardous Materials.  Tenant also agrees not to release or permit any Tenant Responsible Parties to release any Hazardous Materials on the Premises in violation of or that requires reporting under any Environmental Law, and not to dispose of Hazardous Materials (a) on the Premises or (b) from the Property to any other location except a properly approved disposal facility and then only in compliance with any and all

Environmental Laws regulating such activity, nor permit any occupant of the Premises to do so.  In accordance with Section 4.5 below, Tenant shall indemnify, defend, and hold harmless Landlord, and the holder of any mortgage on the Premises or any larger parcel of land of which the Premises may be a part, from and against any claim, cost, expense, liability, loss, obligation or damage, including, without limitation, attorney’s fees and the cost of litigation, arising from or relating to the breach by Tenant or anyone claiming by, through or under Tenant of the provisions of this Subsection 4.3.1, and shall immediately discharge or cause to be discharged any lien imposed upon the Premises or any larger parcel of land of which the Premises may be a part in connection with any such claim.  For purposes of this Lease, “Hazardous Materials” shall mean any substance regulated under any Environmental Law, including those substances defined in 42 U.S.C. Sec. 9601(14) or any related or applicable federal, state or local statute, law, regulation, or ordinance, pollutants of contaminants (as defined in 42 U.S.C. Sec. 9601(33), petroleum (including crude oil or any fraction thereof), any form of natural or synthetic gas, sludge (as defined in 42 U.S.C. Sec. 6903(26A), radioactive substances, hazardous waste (as defined in 42 U.S.C. Sec. 6903(27)) and any other hazardous wastes, hazardous substances, contaminants, pollutants or materials as defined, regulated or described in any of the Environmental Laws.  As used in this Lease, “Environmental Laws” means all federal, state and local laws relating to the protection of the environment or health and safety, and any rule or regulation promulgated thereunder and any order, standard, interim regulation, moratorium, policy or guideline of or pertaining to any federal, state or local government, department or agency, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Marine Protection, Research, and Sanctuaries Act, the National Environmental Policy Act, the Noise Control Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act (“RCRA”), as amended, the Hazardous Material Transportation Act, the Refuse Act, the Uranium Mill Tailings Radiation Control Act and the Atomic Energy Act and regulations of the Nuclear Regulatory Agency, Massachusetts General Laws Chapters 21C and 21E and any other state and local counterparts or related statutes, laws, regulations, and order and treaties of the United States.

4.3.2                        Environmental Assessments.  Tenant shall permit Landlord and Landlord’s agents, representatives and employees, including, without limitation, legal counsel and environmental consultants and engineers, access to the Premises during the Term upon at least twenty-four (24) hours’ prior notice (which may be verbal) to the chief financial officer of Tenant or such other employee of Tenant as Tenant may designate to Landlord from time to time, and at reasonable times convenient to Tenant for purposes of conducting environmental assessments.  Landlord shall permit Tenant or Tenant’s representatives to be present during any such assessment, and any investigation and sampling.  Landlord shall avoid materially interfering with Tenant’s use of the Premises, and upon completion of Landlord’s assessment, investigation, and sampling, shall substantially repair and restore the affected areas of the Premises from any damage caused by the assessment.  Such assessment shall be at Landlord’s expense, provided that if the assessment shows that a release of Hazardous Materials in violation of this Lease has occurred, then Landlord’s actual, reasonable, out-of-pocket costs relating to such assessment shall be reimbursed by Tenant.  Landlord shall permit Tenant or Tenant’s representatives to be present during any test conducted as part of such assessment.  If Landlord takes any samples from the Property in connection with any such assessment, Landlord shall give Tenant reasonable prior notice thereof and Tenant shall be permitted to take split samples, and, if Tenant so requests, Landlord shall provide to Tenant a portion of any sample being tested to allow Tenant, if Tenant so chooses, to perform its own testing.

4.3.3                        Tenant’s Obligation to Remediate.  Tenant shall investigate, assess, monitor and report as required by applicable Environmental Law, at Tenant’s sole cost and expense, any release of Hazardous Materials required to be reported under any Environmental Law that arises out of the use, operation, or occupancy of the Premises or Property by Tenant or any Tenant Responsible Parties during the Term and any further period during which Tenant or any Tenant Responsible Party retains use, operation or occupancy of the Premises (a “Tenant’s Release”).  Further, Tenant shall remediate, in compliance with applicable Environmental Laws, at Tenant’s sole cost and expense, any Tenant’s Release requiring Response Action (as defined in 310 C.M.R. 40.0000).  Tenant shall submit to Landlord for Landlord’s prior approval a work plan outlining in reasonable detail any Remedial Work to be performed by Tenant hereunder (the “Remedial Work Plan”).  Landlord shall not unreasonably withhold or delay its approval of such Remedial Work Plan if (i) it complies with all applicable Environmental Laws; and (ii) the Remedial Work outlined therein reasonably appears sufficient to remediate the releases to the level provided for in this Section.  If Tenant is obligated to remediate a Tenant’s Release under this Lease, Tenant shall be obligated to remediate the Tenant’s Release to a level that will permit the portion of the Property to be used for its highest and best use under applicable Legal Requirements (expressly excluding, however, any residential, child educational, day care, agricultural or horticultural use, except to the extent such uses are included in Landlord’s then-current development plans for the Property), but in no event shall Tenant be obligated to remediate the release to a higher level than a commercially reasonable owner of similar property with similar development potential would undertake.  Tenant shall make available to Landlord copies of drafts of any submittals to governmental authorities in connection with the Remedial Work for Landlord’s review and comment at least seven (7) days prior to such submittal, and Tenant shall consider in good faith and incorporate as Tenant reasonably deems appropriate Landlord’s comments thereon.  Tenant shall sign any manifests or other documents as the waste generator for any Hazardous Materials it disposes of or sends off site or otherwise arising from a Tenant’s Release.  This Subsection shall survive the Term and shall be subject to the provisions of Section 4.5.  Tenant’s remediation obligation set forth in this Subsection shall not limit Landlord’s right to damages, if any, which Landlord may incur due to any unremediated Hazardous Materials resulting from a Tenant’s Release.

Section 4.4                                      Compliance with Legal and Insurance Requirements.

4.4.1                        Compliance with Legal Requirements.  Tenant, at Tenant’s cost and expense, agrees to comply with all Legal Requirements applicable to the use, operation, or occupancy of the Premises by Tenant or any Tenant Responsible Parties or any Alterations made by or on behalf of Tenant or any Tenant Responsible Parties, and to provide Landlord with a copy of any notice alleging violation of any such Legal Requirement given to Tenant by any governmental authority or third party; except that Tenant may defer compliance so long as the validity of any such Legal Requirement shall be contested by Tenant in good faith and by appropriate legal proceedings, if such contest would not subject Landlord to any possible civil or criminal penalties and such consent would not place Landlord in default under any Mortgage applicable to the Premises, and if Tenant first gives Landlord appropriate assurance in Landlord’s reasonable judgment against any loss, cost or expense on account thereof.  If any present or future Legal Requirement requires any licenses or permits for Tenant’s or any Tenant Responsible Party’s particular use, operation, and occupancy of the Premises, Tenant will obtain and maintain such licenses and permits at Tenant’s own expense, and, upon Landlord’s request, will promptly provide copies to Landlord of all such licenses and permits.  If any Legal Requirement requires any Alterations to the Premises, Tenant shall make all such Alterations at its sole cost and expense and in compliance with the terms hereof.

4.4.2                        Insurance Requirements.  Tenant shall not do anything, or permit anything to be done, in or about the Premises that would: (i) invalidate or be in conflict with the provisions of or cause any increase in the applicable rates for any fire or other insurance policies covering the Building or any property located therein (unless Tenant pays for such increased costs), (ii) result in a refusal by fire insurance companies of good standing to insure the Building or any such property in amounts reasonably satisfactory to Landlord (which amounts shall be comparable to the amounts required by comparable landlords of comparable buildings, or (iii) result in the cancellation of any policy of insurance maintained by or for the benefit of Landlord. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association.

Section 4.5                                      Indemnity.

4.5.1                        Tenant.  To the maximum extent this agreement may be made effective according to law, and except as otherwise expressly provided in this Lease, Tenant agrees to indemnify and save harmless Landlord, Landlord Responsible Parties (as hereinafter defined) and any mortgagee providing financing with respect to the Property of which Tenant has received notice from and against all costs, expenses, liabilities, claims, loss, and damage of whatever nature to the extent:

(i)                                          arising from the use, occupancy or operation of the Premises and/or the Common Areas by Tenant or Tenant’s contractors, subtenants, licensees, invitees, agents, servants or employees or others for whom Tenant is legally responsible (collectively, with Tenant, “Tenant Responsible Parties”) during the Term and any further period during which Tenant retains occupancy of the Premises or the use or occupancy of the Property by Tenant or Tenant Responsible Parties during the Term and any further period during which Tenant or any Tenant Responsible Party retains occupancy of the Premises;

(ii)                                       arising from any accident, physical injury or physical damage occurring on any portion of the Premises during the Term or an Extended Term; or

(iii)                                    arising from Tenant’s or Tenant Responsible Parties’ violation of or failure to comply with the provisions of Section 4.3 above with regard to Hazardous Materials;

provided, however, that (x) the foregoing indemnity shall not include any cost or damage to the extent arising from any negligent act or omission or willful misconduct of Landlord or Landlord’s contractors, licensees, invitees, agents, servants or employees or others for whom the Landlord is legally responsible (collectively, with Landlord, “Landlord Responsible Parties”) and (y) in no event shall Tenant be liable under this indemnity for consequential damages, but the limitation in this clause (y) shall not apply to the indemnity set forth in Section 4.3 entitled “Hazardous Materials”.  This indemnity and hold harmless agreement shall include indemnity against reasonable attorneys’ fees and all other costs, expenses and liabilities incurred or in connection with any such claim or proceeding brought thereon, the defense thereof, and the enforcement of rights under this indemnity.

4.5.2                        Landlord.  To the maximum extent this agreement may be made effective according to law, and except as otherwise expressly provided in this Lease, Landlord agrees to indemnify and save harmless Tenant from and against all claims, loss, or damage of whatever nature to the extent arising from any negligent act or omission or willful misconduct of Landlord or Landlord Responsible Parties on or about the Premises or the Property during the Term; or provided, however, that (x) the foregoing indemnity shall not include any cost or damage to the extent arising from any negligent act or omission or willful misconduct of Tenant or any Tenant Responsible Parties and (y) in no event shall Landlord be liable under this indemnity for consequential damages.  This indemnity and hold harmless agreement shall include indemnity against reasonable attorneys’ fees and all other costs, expenses and liabilities incurred or in connection with any such claim or proceeding brought thereon, and the defense thereof.

4.5.3                        General Provisions Regarding Indemnity.  If a party (the “Indemnified Party”) becomes aware of a claim, action or proceeding or any other event which could result in an obligation to indemnify the Indemnified Party by the other party (the “Obligated Party”) under this Lease, the Indemnified Party shall notify the Obligated Party thereof in writing within sixty (60) days after it becomes so aware, giving a reasonably detailed description of the claim, action, proceeding or other event to the extent then known, and providing a copy of any written demand, notice, summons or other paper received by the Indemnified Party.  If the Indemnified Party fails to so notify the Obligated Party, to the extent, if any, that the failure to notify causes the obligation to indemnify to increase, then to the extent of such increase, the Obligated Party’s obligation to indemnify under this Lease shall thereupon cease.  In any action or proceeding that is subject to an indemnity obligation of an Obligated Party under this Lease, the Obligated Party shall have the exclusive right and obligation to defend the Indemnified Party at the Obligated Party’s expense with legal counsel chosen by the Obligated Party and reasonably acceptable to the Indemnified Party.  If at any time, the Indemnified Party in its reasonable discretion determines that the Obligated Party is not diligently and adequately pursuing such defense, the Indemnified Party may immediately assume control of its defense by so notifying the Obligated Party and may appoint substitute counsel chosen by the Indemnified Party.  All expenses incurred by the Indemnified Party in connection with such substitute defense including, without limitation, reasonable attorneys’ fees and expenses, shall be payable by the Obligated Party on demand.  Each party, as an Indemnified Party, agrees to cooperate with the Obligated Party in the defense of any claim, and the failure to cooperate shall release the Obligated Party from its obligation to defend and indemnify.  An Obligated Party shall not settle any claim, action or proceeding against an Indemnified Party without the Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld or delayed.

4.5.4                        Survival.  The indemnifications contained in this Section 4.5 shall survive the expiration or earlier termination of this Lease with respect to any matters arising or accruing prior thereto or during any holdover period by Tenant or any Tenant Responsible Party.

Section 4.6                                      Landlord’s Right to Enter.  Tenant agrees to permit Landlord and purchasers and Mortgagees and their authorized representatives and, during the last nine (9) months of the Term with respect to any portion of the Premises, any prospective tenants, to enter the Premises (or, as to prospective tenants, the applicable portion of the Premises) to inspect the same or to exercise any of Landlord’s rights under this Lease (i) after at least 24 hours prior notice (which may be oral) to Tenant’s representative at all reasonable times during usual business hours; provided, however, that any such entry shall be made so as to minimize interference with the operation and use of the Premises by Tenant and without damage to the Premises or any portion thereof; and (ii) at any time and without notice in the event of emergency.  In addition, Tenant agrees to permit Landlord to enter the Premises after at least twenty-four hours prior notice (which may be oral) to Tenant’s representative at all reasonable times during business hours for purposes related to Landlord’s planned redevelopment of the Property such as inspection, measurement, design and testing, so long as such entry is made without material interference with the operation and use of the Premises by Tenant and without damage to the Premises or any portion thereof.

Section 4.7                                      Personal Property at Tenant’s Risk.  Tenant agrees that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which may be on any part of the Premises during the continuance of the Term applicable to that portion of the Premises or any occupancy of that portion of the Premises by Tenant or anyone claiming under Tenant, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law.  During the first sixty (60) days of the Term (which may be accelerated by Landlord to only the first thirty (30) days if reasonably required by Landlord), Tenant may keep personal property in other portions of the Building that Tenant has previously occupied with Landlord’s permission.

Section 4.8                                      Yield Up.

4.8.1                        Covenant.  Tenant agrees, on or before the expiration or earlier termination of the Term:  to surrender all keys to the Premises, to remove, at Tenant’s sole cost and expense, the Tenant’s personal property, and to yield up the Premises, broom clean, cleaned and decommissioned as required by Section 4.8.2, in the same condition in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease, reasonable use and wear and tear and damage by fire or other casualty or condemnation excepted.  In no event shall Tenant be required to surrender the Premises in any better condition than they were in on the Commencement Date or thereafter improved.

4.8.2                        Tenant’s Removal Obligation.  The property that Tenant is required to remove from the Premises pursuant to Section 4.8.1 above consists of all trade fixtures, manufacturing materials and supplies, work in process, any other personal property not attached to the Building, an initial list of which is attached hereto as Exhibit D; provided however that no later than thirty (30) days prior to the Termination Date of this Lease, Tenant and Landlord shall agree upon a specific list of items which Tenant shall be required to remove from the Property (which such list shall include, at a minimum, the items listed on Exhibit D).  Tenant shall patch or cap any damage to the Premises caused by removal of any of the foregoing, but shall not be required to further repair such damage.  Further, Tenant shall clean and otherwise decommission (or, at Tenant’s election, remove) all process piping, process supply lines, process waste lines and process plumbing in the Premises, and all exhaust or other ductwork in the Premises, in each case which has carried or released any Hazardous Materials, and shall otherwise clean the Premises so as to permit the report hereinafter called for by this Subsection to be issued.  Within thirty (30) days after completion of such cleaning and decommissioning as to the Building, Tenant, at Tenant’s expense, shall obtain for Landlord a report addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of such Building and shall show:

(i)                                          that the Hazardous Materials carried or processed by such supply lines, waste lines, and plumbing or released through such exhaust or ductwork, to the extent, if any, existing prior to such decommissioning, have been removed as necessary so that the remaining process piping, process supply lines, process waste lines and process plumbing, and all such exhaust or other ductwork, may be disposed of in compliance with applicable Environmental Laws without taking any special precautions for Hazardous Materials (excluding asbestos or asbestos-containing materials), without incurring special costs or undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of Hazardous Materials (excluding asbestos or asbestos-containing materials or any Hazardous Materials currently existing as part of the Building or other improvements) and without incurring regulatory compliance requirements or giving notice in connection with Hazardous Materials (excluding asbestos or asbestos-containing materials or any Hazardous Materials currently existing as part of the Building or other improvements); and

(ii)                                       that the Premises may be reoccupied for use consistent with Tenant’s Permitted Uses, demolished or renovated without taking any special precautions for Hazardous Materials (excluding (x) asbestos or asbestos-containing materials, and (y) any Hazardous Materials currently existing as part of the Building or other improvements, without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials (excluding (x) asbestos or asbestos-containing materials, and (y) any Hazardous Materials currently existing as part of the Building or other improvements, and without incurring regulatory requirements or giving notice in connection with Hazardous Materials (excluding (x) asbestos or asbestos-containing materials, and (y) any Hazardous Materials currently existing as part of the Building or other improvements.

Further, for purposes of clauses (i) and (ii): (a) materials previously or hereafter generated from operations shall not be deemed part of the Building or other improvements, and (b) ”special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non-hazardous materials.  The report shall include reasonable detail concerning the clean-up location, the tests run and the analytic results.  At Tenant’s request, Landlord will notify Tenant if Landlord intends to demolish the applicable portion of the Premises or substantially rehabilitate the applicable portion of the Premises, and in that event, Landlord shall give Tenant Landlord’s good faith estimate of the costs to Landlord of removing any of the property otherwise required to be removed by Tenant hereunder, and Tenant may elect, instead of removing any of such property, to make eighty percent (80%) of such payment to Landlord in satisfaction of Tenant’s removal obligation; provided, that in any such event, Landlord may require Tenant to remove from the Premises the Hazardous Materials provided for above in this Section 4.8.2.

4.8.3                        Certain Rights of Landlord.  If Tenant fails to perform its removal obligations hereunder, without limiting any other right or remedy, Landlord may, on five (5) Business Days prior written notice to Tenant perform such obligations at Tenant’s expense, and Tenant shall promptly reimburse Landlord upon demand for all out-of-pocket costs and expenses incurred by Landlord in connection with such work.  In addition, any such reimbursement shall include five percent (5%) administrative fee to cover Landlord’s overhead in undertaking such work.  The reimbursement and administrative fee shall be Additional Rent. Tenant’s removal obligations under this Section shall survive the termination of this Lease.  Any items of Tenant’s personal property or trade fixtures which remain in the applicable portion of the Premises after the expiration date of the applicable Term may, on five (5) Business Days prior written notice to Tenant, at the option of Landlord, be deemed abandoned and in such case may either be retained by Landlord as its property or be disposed of, without accountability, at Tenant’s expense in such manner as Landlord may see fit.

Section 4.9                                      Personal Property Taxes.  Tenant agrees to pay, on or before the due date thereof, all taxes charged, assessed or imposed upon the personal property (including, without limitation, fixtures and equipment) of Tenant in or upon the Premises.

Section 4.10                                Assignment and Subletting.

4.10.1                  Consent Required.  Except as otherwise expressly provided herein, Tenant shall not, directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of its interest in or rights with respect to the Premises or its leasehold estate (collectively, “Assignment”), or permit all or any portion of the Premises to be occupied by anyone other than itself or sublet all or any portion of the Premises (collectively, “Sublease”) without Landlord’s prior written consent, which such consent shall not be unreasonably withheld or delayed.  No Assignment or Sublease shall relieve Tenant of Tenant’s primary liability under this Lease.  A consent to one Assignment or Sublease shall not constitute consent to any further Assignment or Sublease.  Acceptance by Landlord of rent from any assignee or subtenant shall not constitute consent to such Assignment or Sublease.

4.10.2                  Successor Entity.  Notwithstanding the foregoing, Tenant shall have the right to make an Assignment to a Successor Entity (hereinafter defined) without Landlord’s consent, provided that upon consummation of the transaction resulting in the Assignment to the Successor Entity, the credit of the party or parties liable for Tenant’s obligations under this Lease (including any assignor tenant that has not been released), taken as a whole, shall be at least as good (as determined by the major rating agencies if the credit of any such party is rated at such time) as that of the assignor Tenant existing immediately prior to such consummation.  A “Successor Entity”, as used in this Section shall mean a corporation or other business entity (i) into which or with which Tenant, its corporate or other successors or permitted assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of a corporation or other business entity, or (ii) which acquires control of Tenant in a bona fide transaction not entered into for the purpose of avoiding the restrictions on transfer set forth in this Lease, or (iii) which acquires in a bona fide arms-length transaction all or substantially all of the assets of Tenant or all or substantially all of the assets of any operating unit of Tenant; provided that:  (a) in the case of a merger or consolidation, if the Tenant under this Lease is a new Tenant as a result of such merger or consolidation, by operation of law or by effective provisions contained in the instruments of merger or consolidation or acquisition, the liabilities of Tenant under this Lease are assumed by the corporation or other business entity surviving such merger or consolidation; and (b) in the case of an asset sale, by operation of law or by effective provisions contained in the instruments of sale, the liabilities of Tenant under this Lease are assumed by the corporation or other business entity acquiring Tenant’s assets.  Tenant shall notify Landlord promptly upon consummation of any Assignment hereunder not requiring Landlord’s consent, and, within thirty (30) days after the consummation of such Assignment shall deliver to Landlord the Assignee’s written confirmation that the Assignee has assumed and agreed to pay or perform, as applicable, all of Tenant’s obligations under this Lease.  In addition, within twenty (20) Business Days after Landlord’s request therefor, the Assignee shall execute and deliver a written assumption in form and substance satisfactory to Landlord in Landlord’s reasonable discretion of Tenant’s obligations under this Lease.  In addition, Tenant may Sublease all or any portion of the Premises without Landlord’s consent to any corporation, partnership, trust, association or other business organization directly or indirectly controlling or controlled by or under common control with Tenant (any such Sublease, an “Affiliate Sublease”), so long as Tenant gives Landlord not less than a fifteen (15) days’ prior written notice thereof.  Within thirty (30) days after entering into any such Sublease, Tenant shall give Landlord a copy of the fully-signed Sublease, which shall incorporate the terms of the last sentence of Subsection 4.10.6.

4.10.3                  Excess Payments.  If Tenant assigns this Lease or subleases the Premises or any portion thereof (other than pursuant to an Affiliate Sublease or an Assignment to a Successor Entity), Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount, if any, by which (a) the compensation received by Tenant from such Assignment or Sublease (prorated over the term of the Assignment or Sublease), net of expenses actually incurred by Tenant in connection with such Assignment or Sublease, as pro-rated over the Sublease term or remaining Term of this Lease, as applicable, exceeds (b) in the case of an Assignment, the Base Rent and Additional Rent under this Lease, and in the case of a Sublease, the portion of the Base Rent and Additional Rent allocable to the portion of the Premises subject to such Sublease.  Such payments shall be made on the date the corresponding payments under this Lease are due.

4.10.4                  Further Requirements.  If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, whether or not in violation of the terms and conditions of the Lease, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder.  Any consent by Landlord to a particular assignment, subletting or occupancy or other act for which Landlord’s consent is required under this Section 4.10 shall not in any way diminish the prohibition stated in this Section 4.10 as to any further such assignment, subletting or occupancy or other act or the continuing liability of the original named Tenant. No assignment or subletting hereunder shall relieve Tenant from its obligations hereunder, and Tenant shall remain fully and primarily, jointly and severally liable therefor.  Tenant shall reimburse Landlord on demand, as Additional Rent, for any reasonable out-of-pocket costs (including reasonable attorneys’ fees and expenses) incurred by Landlord in connection with any request for consent to any proposed Assignment or Sublease, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant.  Any Sublease to which Landlord gives its consent shall not be valid unless and until Tenant and the sublessee execute a consent agreement in form and substance satisfactory to Landlord in its reasonable discretion and a fully executed counterpart of such Sublease has been delivered to Landlord.  Any Sublease shall provide that: (i) the term of the Sublease ends no later than one day before the last day of the Term of this Lease; (ii) such Sublease is subject and subordinate to this Lease; (iii) Landlord may enforce the provisions of the Sublease, including collection of rents; and (iv) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor, under such Sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord but nevertheless Landlord shall not (a) be liable for any previous act or omission of Tenant under such Sublease; (b) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (c) be bound by any previous modification of such Sublease made without Landlord’s written consent or by any previous prepayment of more than one month’s rent.

4.10.5                  No Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and at the option of Landlord shall terminate all or any existing Assignments or Subleases, or at the option of Landlord may operate as an assignment to Landlord of any or all Assignments or Subleases.  Furthermore, any foreclosure of a mortgage that may be held by a Tenant on the Land and/or the Premises shall not work a merger, and in such instance, the Lease hereunder shall remain in full force and effect.

Section 4.11                                Installations, Alterations or Additions.

4.11.1                  Alterations by Tenant.  Tenant shall not make any improvements, alterations or additions in or to the Premises (“Alterations”) without the prior consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided that if the proposed Alterations will adversely affect the structural integrity of the Building, Landlord may withhold its consent to such Alterations in Landlord’s sole discretion.  Notwithstanding the foregoing, the consent of Landlord shall not be required with respect to any Alterations costing less than $100,000 in any given instance that do not perforate or penetrate the roof or other exterior portions of the Building in question and do not adversely affect the structural integrity of the Building.  Without limitation, it shall not be unreasonable for Landlord to deny its consent to any Alterations which would impose on Landlord any special maintenance, repair, or replacement obligations not within the scope of those expressly provided for herein, unless Tenant agrees, at the time of its request for approval or notice of such Alterations, to pay all costs associated with Landlord’s meeting the additional obligations.  All Alterations shall be subject to the provisions of Subsection 4.11.2 hereof.

4.11.2                  Additional Covenants Regarding Alterations.

(a)                             All Alterations shall be made (i) at Tenant’s sole expense, (ii) according to plans and specifications approved in writing by Landlord (to the extent plans, specifications, and/or Landlord’s consent is required), (iii) in compliance with all applicable Legal Requirements, (iv) by a licensed contractor, and (v) in a good and workmanlike manner.  Tenant shall provide Landlord with as-built plans for any Alterations for which plans are used, regardless of whether the Alterations require Landlord’s consent hereunder.

(b)                            Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant.  Without limitation, Tenant shall be responsible for, and shall pay when due, all costs associated with the preparation of plans and the performance of Alterations, and the same shall be performed in a lien-free, good and workmanlike manner, and in accordance with applicable codes and requirements, including the requirements of the Americans with Disabilities Act (“ADA”).  In the event that Tenant shall fail to pay the costs associated with Alterations on a timely basis, as a result of such failure, a statutory and/or common law lien is asserted against the Premises or the applicable Building, and Tenant shall fail, within ten (10) days after notice of such assertion, to cause (by payment, posting of a proper bond, or otherwise) such lien to be released of record, Landlord shall have the right (but not the obligation), at Tenant’s expense, to cause such lien to be bonded over or released of record.

(c)                             Tenant shall ensure that all contractors and subcontractors performing Alterations are insured in amounts required by law.  If Landlord requests, certificates of such insurance shall be delivered to Landlord.

(d)                            Tenant agrees that Landlord will have the right to inspect any Alterations.  In the performance of Alterations in accordance with this Lease, Tenant shall cause its contractor to use reasonable and diligent efforts not to interfere with ongoing operations on the rest of the Property outside of the Premises, to keep all construction areas clean and free of trash and debris, and otherwise to comply with any other reasonable rules and regulations established by Landlord with regard to construction activities.

(e)                             Tenant shall provide copies of any warranties for Alterations and the materials and equipment which are incorporated into the Building and Premises in connection therewith, and either assign to Landlord, or enforce on Landlord’s behalf, all such warranties to the extent repairs and/or maintenance on warranted items would be covered by such warranties and are otherwise Landlord’s responsibility under this Lease.

4.11.3                  Removal of Alterations.  Landlord shall notify Tenant in writing at the time of Landlord’s approval of any Alterations, whether or not the proposed Alterations will be required to be removed by Tenant at the end of the Term.  Tenant shall be obligated to remove any Alterations that Landlord has not designated in writing will be permitted to remain on the Premises in accordance with Section 4.8.

Section 4.12                                Signage.  Landlord, at its sole cost and expense, may modify the signage plan of the Building in place as of the Commencement Date, so long as Landlord shall provide appropriate signage and monuments directing employees and customers to the Building and the Premises.  Any such changes to the signage plan shall be subject to obtaining any necessary permits from the City of Waltham and Tenant’s approval, and any other applicable approvals, which will not unreasonably be withheld or delayed.  Tenant shall not be unreasonable in withholding its consent to any change in the signage plan which Tenant determines, in its reasonable judgment, renders Tenant’s signage insufficient in relation to the amount of and percentage of building floor space which Tenant occupies at the Building.  Tenant, at its sole cost and expense, shall have the non-exclusive right to place its name on any such monument(s) created by Landlord, in accordance with any applicable Building standards.  Tenant shall have the right to place its corporate name on the entry door to the Building, or alternatively, at some location near the door or on the exterior of the Building, each in accordance with any applicable Building standards.  Except as set forth above, Tenant agrees not to install, inscribe, paint, affix or otherwise display any sign or advertisement on any part of the Premises that can be seen from outside of the Premises without Landlord’s prior written consent.

Section 4.13                                No Opposition to Development.  Tenant agrees not to take any action to oppose any application by Landlord for any permits, consents or approvals from any governmental authorities for any redevelopment or additional development of all or any part of the Property, and will use all commercially reasonable efforts to prevent any Tenant Responsible Parties from doing so.  For purposes hereof, action to oppose any such application shall include, without limitation, communications with any governmental authorities requesting that any such application be limited or altered.  Also for purposes hereof, commercially reasonable efforts shall include, without limitation, commercially reasonable efforts, upon receiving notice of any such action to oppose any application on the part of any Tenant Responsible Party, to obtain injunctive relief, and, in the case of a subtenant, exercising remedies against the subtenant under its Sublease.

ARTICLE V
CASUALTY OR TAKING

Section 5.1                                      Casualty.

5.1.1                        Termination Option.  If the Premises or Building is damaged by fire or other casualty (“Casualty”), such that the damage cannot be repaired under the laws and regulations of the federal, state and local governmental authorities having jurisdiction within one year after the date of such damage (or in the case of damage occurring during the last twelve (12) months of the applicable Term, such that repairs cannot be completed before the 180th day before the end of the applicable Term), then either party may elect to terminate this Lease by written notice to the other party given within thirty (30) days after the date of such damage.  If such a notice to terminate is given, this Lease shall terminate as of the date of such notice.

5.1.2                        Repair Obligation.  If neither Landlord nor Tenant is entitled or elects to terminate this Lease as provided in Subsection 5.1.1, then Landlord promptly shall repair the same, but the repairs to be made by Landlord under this Article shall not include, and Landlord shall not be required to repair, any Casualty damage to Tenant’s personal property or trade fixtures.  Landlord shall commence such repair promptly and diligently prosecute the repair to completion.  Landlord shall not be obligated to carry insurance of any kind on Tenant’s personal property or trade fixtures and Landlord shall not be obligated to repair any damage thereto or replace the same.  Tenant shall be responsible at its own expense for the repair and replacement of Tenant’s personal property and trade fixtures which Tenant elects to repair or replace.

5.1.3                        Abatement.  If all or any part of the Premises shall be rendered Untenantable by reason of a Casualty, the Base Rent and the Additional Rent shall be abated in the proportion that the Untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the Casualty to the date of substantial completion of any work required of Landlord so that such portion of the Premises is no longer Untenantable.  Each party hereby waives the provisions of any statute or law that may be in effect at the time of a casualty under which a lease is automatically terminated or a tenant is given the right to terminate a lease due to a casualty other than as provided in Subsection 5.1.1.

Section 5.2                                      Eminent Domain.

5.2.1                        Taking.  If the whole or a substantial part (as hereinafter defined) of the Premises shall be taken or condemned by any governmental or quasi governmental authority for any public or quasi public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall terminate on the date title thereto vests in such governmental or quasi governmental authority, and all Base Rent and Additional Rent payable hereunder shall be apportioned as of such date.  If less than a substantial part of the Premises is taken or condemned by any governmental or quasi governmental authority for any public or quasi public use or purpose (including a sale thereof in lieu of such a taking), this Lease shall continue in full force and effect, but the Base Rent thereafter payable hereunder shall be equitably adjusted as of the date title vests in the governmental or quasi governmental authority.  For purposes of this Section, a “substantial part” of the Premises shall be considered to have been taken if Tenant reasonably determines that the remaining portion of the Premises is not suitable for Tenant’s use for the balance of the Term.  If this Lease is not terminated as aforesaid as to such space, Landlord promptly shall use all reasonable efforts to restore the Premises to usable condition for Tenant’s current use thereof as of the date of this Lease; provided, however, that Landlord shall not be obligated to expend an amount in excess of the total award, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such a taking) (less, in any case, the reasonable expenses of Landlord in obtaining such compensation) on such restoration.

Section 5.3                                      Awards.  All awards, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such a taking) shall belong to Landlord; Tenant hereby releases and assigns to Landlord all Tenant’s rights to such awards, damages and other compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time reasonably request.  Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages.  Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant’s expense and for relocation expenses, provided Landlord’s award is not reduced thereby.

ARTICLE VI
DEFAULTS

Section 6.1                                      Default.  The occurrence of any of the following shall constitute an “Event of Default” by Tenant under this Lease:

(a)                             if Tenant shall fail to pay any Rent when due; provided, however, that any such failure to pay any installment of Base Rent or any regularly scheduled payment of Additional Rent shall not constitute a default under this Lease so long as such failure shall not continue for more than thirty (30) days after written notice from Landlord to Tenant, and any such failure to pay any other payment of Rent shall not constitute a default under this Lease so long as such failure shall not continue for more than thirty (30) days after written notice from Landlord to Tenant; or

(b)                            if Tenant shall fail to comply with its obligation to carry insurance hereunder and such violation or failure shall continue for more than thirty (30) days (or, if shorter, the period prior to cancellation of such insurance) after written notice thereof from Landlord, which notice shall specifically state that Tenant has only thirty (30) days (or, if shorter, the period prior to cancellation of such insurance) to cure such default; or

(c)                             if Tenant shall fail to cause any mechanic’s or materialmen’s lien associated with Tenant’s Alterations to be released of record (by payment, posting of a proper bond, or otherwise) within thirty (30) days after written notice from Landlord of Tenant’s failure to have caused such lien to be released

(d)                            if Tenant shall violate or fail to perform any term, condition, covenant or agreement to be performed or observed by Tenant under this Lease other than those provided for in paragraphs (a), (b) or (c) above and such violation or failure shall continue for more than thirty (30) days after written notice thereof from Landlord plus such additional time, if any, as is reasonably necessary to cure the default if it is of such a nature that it cannot reasonably be cured in thirty (30) days, provided Tenant commences such cure within such thirty (30) days and thereafter diligently proceeds to cure such default; or

(e)                             if Tenant shall admit in writing its inability to pay its debts generally as they become due, commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Tenant or any of its debts under any law relating to bankruptcy, insolvency, reorganization, liquidation or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of the Premises; or

(f)                               if any case, proceeding or other action against Tenant shall be commenced seeking to have an order for relief entered against Tenant as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of Tenant or any of its debts under any law relating to bankruptcy, insolvency, reorganization, liquidation or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against Tenant or (ii) remains undismissed for a period of sixty (60) days; or

(g)                            if Tenant is obligated to provide a replacement Letter of Credit pursuant to Section 6.8, and Tenant fails to do so within fifteen (15) days after written notice from Landlord that Tenant is required to do so and that failure to do so will constitute an Event of Default.

Section 6.2                                      Landlord’s Right to Terminate.  Upon the occurrence of an Event of Default, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice, at Landlord’s election, do any one or more of the following:  (i) give Tenant notice stating that this Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event this Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, or (ii) with or without process of law, in a lawful manner enter and repossess the

Premises as of Landlord’s former estate, and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event this Lease shall be irrevocably extinguished and terminated at the time of such entry, or (iii) pursue any other rights or remedies permitted by law or equity.  Any such termination of this Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided.  Landlord, without notice to Tenant, may store Tenant’s effects and those of any person claiming through or under Tenant, at the expense and risk of Tenant.

Section 6.3                                      Remedies.  In the event that this Lease is terminated under any of the provisions contained in Section 6.2 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant shall pay the Base Rent, Additional Rent and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been re-let, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages the Base Rent, Additional Rent and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any re-letting of the Premises, after deducting all expenses in connection with such termination and/or re-letting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such re-letting.  Tenant shall pay such current damages to Landlord monthly on the days which the Base Rent would have been payable hereunder if this Lease had not been terminated.

At any time after such termination, whether or not Landlord shall have collected any such current damages, as liquidated final damages and in lieu of all such current damages beyond the date of such demand, at Landlord’s election Tenant shall pay to Landlord an amount equal to the excess, if any, of the Base Rent, Additional Rent and other sums as hereinbefore provided which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, Taxes would be the same as Taxes for the immediately preceding Tax Year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value of the Premises for the same period, in each case as discounted to present value, using as a discount rate the then-current yield on US Treasury Bonds with a ten year maturity, plus 300 basis points.

In case of any default by Tenant, re entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) re-let the applicable portion of the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the applicable Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re let the same and (ii) may make such reasonable alterations, repairs and decorations in the applicable portion of the Premises as Landlord considers advisable and necessary for the purpose of re-letting the applicable portion of the Premises, and the costs of any and all of the foregoing shall be Additional Rent payable by Tenant to Landlord.  No action of Landlord in accordance with the foregoing shall operate or be construed to release or reduce Tenant’s liability hereunder as aforesaid.  Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.  Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

Section 6.4                                      Effect of Waivers of Default.  Any consent or permission by either party to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by either party of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation.  The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord.  No consent or waiver, express or implied, by either party to or of any breach of any agreement of duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

Section 6.5                                      No Accord and Satisfaction.  No acceptance by Landlord of a lesser sum than the Base Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

Section 6.6                                      Cumulative Remedies.  All rights and remedies of Landlord and Tenant set forth herein are in addition to all other rights and remedies available at law or in equity.  All rights and remedies available hereunder or at law or in equity are expressly declared to be cumulative.  The exercise by Landlord or Tenant of any such right or remedy shall not prevent the concurrent exercise of any other right or remedy hereunder or subsequent exercise of the same or any other right or remedy.  No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default hereunder or of any of Landlord’s or Tenant’s rights or remedies in connection therewith.  Landlord or Tenant shall not be deemed to have waived any default hereunder unless such waiver is set forth in a written instrument.  If Landlord or Tenant waives in writing any default, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

Section 6.7            Landlord’s Right to Self Help.  If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then, unless Tenant shall have cured such default within the period set forth in Section 6.1 or such shorter period set forth in clause (b) of Subsection 4.11.2 (or such shorter period as may be necessary in the event of an emergency), Landlord may, but shall not be required to, make such payment or do such act.  If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the Default Rate, from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord as Additional Rent; provided however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law.

Section 6.8            Security Deposit.

6.8.1       Delivery/Expiration.  Simultaneously with the execution of this Lease, Tenant shall deliver to and deposit with Landlord the Letter of Credit as a security deposit to be held in accordance with the provisions of this Section.  Tenant shall keep the Letter of Credit in force throughout the Term or until such later date as Tenant delivers to Landlord the report described in Subsection 4.8.2.  Tenant shall deliver to Landlord a renewal Letter of Credit no later than sixty (60) days prior to the expiration date of the Letter of Credit, and, if Tenant fails to do so, without limiting any other remedies that may be available to Landlord, Landlord may draw the entire amount of the expiring Letter of Credit and hold the proceeds in Landlord’s name (but identified as the security deposit under this Lease) in cash as a security deposit, as hereinafter provided, but in that event, Tenant shall, upon demand, provide Landlord with a new Letter of Credit meeting the requirements of this Lease, in lieu of such cash, and upon receipt of such replacement Letter of Credit, Landlord shall promptly return such cash security deposit to Tenant.

6.8.2       Form and Issuer.  The Letter of Credit shall be a clean, irrevocable, unconditional Letter of Credit, substantially in the form attached hereto as Exhibit F and issued by a commercial bank, trust company or national banking association, which has outstanding, unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for an outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then (and thereafter continues to be) rated, without regard to qualification of such rating by symbols such as “+” or “-” or numerical notation “A” or better by Moody’s Investment Service (or its successor) and “A” or better by Standard & Poor’s Ratings Service (or its successor) (and is not on credit-watch or similar credit review with negative implication), and has combined capital, surplus and undivided profits of not less than $1,000,000,000.  In the event the issuer of the Letter of Credit is downgraded so that it no longer satisfies the rating requirements set forth in this Section 6.8,  Landlord shall have the right, to require Tenant to procure a replacement Letter of Credit from an issuer that satisfies the requirements of this Section 6.8 within fifteen (15) days after Landlord notifies Tenant of such requirement; provided that Landlord shall cooperate with Tenant in exchanging the existing Letter of Credit for the new Letter of Credit so that Tenant is not required to have two Letters of Credit outstanding simultaneously.

6.8.3       Decrease in Amount.  Upon the 3rd anniversary of the Commencement Date, (the “Security Deposit Reduction Date”) the amount of the security deposit held pursuant to this Section 6.8  shall be reduced to Three Hundred Eighty Two Thousand Dollars ($382,000), provided that such decrease shall be contingent upon Tenant not being in default under the Lease beyond all applicable cure and grace periods as of the Security Deposit Reduction Date:

6.8.4       Draws on Default.  If, and as soon as, there shall exist an Event of Default (and on the occasion of each Event of Default if there shall be more than one), Landlord may draw upon the Letter of Credit at any time and from time to time in such amount or amounts as may be necessary to cure the default(s) or to reimburse Landlord for any sum(s) which Landlord may have spent to cure the default(s), and if Landlord has terminated this Lease due to Tenant’s default(s), Landlord may also draw upon the Letter of Credit in such amount (or all) as may be necessary to obtain any amounts from time to time owed to Landlord by Tenant after termination.  In the case of each such drawing (except a drawing occurring after termination or expiration of this Lease), Tenant shall, on demand, cause the existing Letter of Credit to be amended to be once again in the full amount required under this Lease or a new Letter of Credit, in the amount so drawn, to be issued to Landlord.  Notwithstanding the foregoing, Landlord shall have the right, at any time when an Event of Default exists, to draw the entire Letter of Credit and hold the proceeds thereof to be applied from time to time against damages and losses under this Lease, but in that event, if Landlord does not terminate this Lease as a result of such Event of Default and permits (without implying any obligation to permit) Tenant to cure all outstanding Events of Default, so long as no new Event of Default occurs within sixty (60) days thereafter, Tenant shall be permitted to replace the cash security deposit with a Letter of Credit, and upon receipt of the Letter of Credit, Landlord shall release the cash security deposit to Tenant.  Any amount drawn by Landlord shall not be deemed to fix or determine the amounts to which Landlord is entitled under this Lease or otherwise, and Landlord shall be entitled to pursue any remedies provided for in this Lease to the extent Landlord is unable or elects, in its sole and absolute discretion, not to obtain complete or partial satisfaction by drawing upon the Letter of Credit.  If at the end of Term, no default of Tenant shall exist, or if such a default shall exist, upon cure of such default, the Letter of Credit, or any cash held in lieu thereof, shall be returned to Tenant within ten (10) days thereafter.  Notwithstanding any provisions limiting Landlord’s liability under this Lease, nothing shall prevent Tenant from recovering any portion of the security deposit hereunder that was wrongfully drawn or retained by Landlord in the event of the breach or default by Landlord under any of the provisions hereof relating to the security deposit.  For purposes of this Subsection, an Event of Default shall also include any default that is prevented or delayed from ripening into an Event of Default due to Landlord’s inability to give any required notice or the tolling of any grace or cure period caused by any stay or injunction arising from the bankruptcy of Tenant.

6.8.5       Other Terms.  Landlord shall not commingle any cash constituting the security deposit with other funds of Landlord, and Landlord shall pay reasonable interest on any cash security deposit to Tenant.  If Landlord conveys Landlord’s interest under this Lease, the Letter of Credit (or cash in lieu thereof) shall be turned over by Landlord to Landlord’s transferee, and, if so turned over, Tenant agrees to look solely to such transferee for proper application thereof in accordance with the terms of this Lease and the return thereof in accordance therewith, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit to a new landlord.  Upon the request of Landlord, from time to time, Tenant shall make arrangements satisfactory to Landlord in its reasonable discretion for the transfer of the Letter of Credit, at Landlord’s sole cost and expense, to any successor landlord or mortgagee of the Property, and from any such mortgagee to Landlord or any successor mortgagee.  Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance or attempted assignment or encumbrance.  Upon ten (10) Business Days prior written notice from Landlord, Tenant shall cause the Letter of Credit to be modified so that it names any Mortgagee as a co-beneficiary.

ARTICLE VII
HOLDING OVER

In the event that Tenant shall not immediately surrender the applicable portion of the Premises on the date of the expiration of the applicable portion of the Term or the sooner termination of the Term, Landlord may forthwith re-enter and take possession of the applicable portion of Premises.  Until Tenant shall have been evicted from or quit the applicable portion of Premises, Tenant shall be a tenant at sufferance, subject to all the terms, conditions, covenants and agreements of this Lease, except that Tenant’s monthly Base Rent obligation shall be One Hundred Fifty Percent (150%) of the monthly Base Rent for the applicable portion of the Premises immediately prior to the expiration or termination of the Term with respect thereto.

ARTICLE VIII
RIGHTS OF MORTGAGEE

Section 8.1            Definition of Mortgage.  The term “Mortgage” shall mean any one or more mortgages, deeds of trust or ground leases which may now or hereafter exist on Landlord’s interest in the Premises (or the interest of any ground lessor in the Premises) and all renewals, extensions, supplements, amendments, modifications, consolidations, and replacements thereof or thereto, substitutions therefor, and advances made thereunder.  The term “Mortgagee” shall mean the holder of or landlord under any Mortgage.

Section 8.2            Lease Subordinate Superior.  This Lease shall be subject and subordinate to any Mortgage now or hereafter encumbering the Property or any portion thereof and to all advances thereunder, provided the Mortgagee shall have entered into a subordination, nondisturbance and attornment agreement in favor of Tenant that is acceptable to Tenant in it’s reasonable discretion and in substantially the form attached hereto as Exhibit E and made a part hereof (or such other form as the Mortgagee may request that is not materially more disadvantageous to Tenant) pursuant to which the Mortgagee agrees to recognize Tenant’s rights under this Lease and that Tenant shall not be disturbed in its possession of the Premises upon exercise of any rights under the Mortgage (including, but not limited to, foreclosure or conveyance by a deed in lieu of foreclosure), provided no Event of Default is then outstanding.  In the event that the Mortgagee or any purchaser at a foreclosure sale or otherwise (a “Successor”) shall succeed to the interest of Landlord, then Tenant shall and does hereby agree to attorn to such Successor and to recognize such Successor as its Landlord.  Any Successor shall recognize Tenant’s rights and be bound by Landlord’s obligations hereunder, except that a

Successor shall not, except to the extent consented to in writing by itself or any holder of the Mortgage pursuant to which it has become a Successor, be:

(a)         liable for any act or omission of a prior landlord (including Landlord); or

(b)         subject to any offset or defenses which Tenant might have against any prior landlord (including Landlord); or

(c)          bound by any rent which Tenant might have paid more than 30 days in advance to any prior landlord (including Landlord); or

(d)         bound by any agreement or modification of this Lease made without the consent of the Successor or any holder of the Mortgage pursuant to which it has become a Successor; or

(e)          liable for any fact or circumstance or condition to the extent existing or arising prior to such Successor’s succession to the interest of Landlord under this Lease (but such Successor shall be obligated to cure ongoing defaults of Landlord); or

(f)          liable for the obligations of Landlord under this Lease except during the period of time, if any, during which such Successor is the owner of Landlord’s interest in the Premises.

Any claim by Tenant under this Lease against a Successor shall be satisfied solely out of such Successor’s interest in the Premises and Tenant shall not seek recovery against or out of any other assets of such Successor.

Notwithstanding the foregoing, a Mortgagee may at its election subordinate its Mortgage to this Lease without the consent or approval of Tenant.  Any such Mortgage to which this Lease shall be subordinate may contain such terms, provisions and conditions as the Mortgagee reasonably deems usual or customary.

This Section 8.2 shall be self-operative; provided, however, that in confirmation of the subordination provided for above, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord or any Mortgagee shall reasonably request to evidence such subordination on the terms set forth herein, and Tenant shall in all events respond to any such request within fifteen (15) days thereafter.  Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such instrument for and on behalf Tenant in the event that Tenant fails to comply with its obligation to do so under this paragraph

Section 8.3            Mortgagee Right to Cure.  If any act or omission of Landlord would give Tenant the right, immediately or after a lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right:

(a)         Until Tenant has given written notice of the act or omission to Landlord and to each Mortgagee whose name and address shall have been previously furnished to Tenant by a notice specifically referring to this Section.  Any such notice from Tenant shall specifically refer to this Section 8.3 and shall describe Landlord’s default with reasonable specificity and detail; and

(b)         Until a reasonable period of time for remedying the act or omission shall have elapsed following the giving of Tenant’s notice and following the time during which any such Mortgagee would be entitled under its Mortgage to remedy the act or omission, so long as such Mortgagee notifies Tenant that it will use all reasonable efforts to cure Landlord’s default no later than fifteen (15) days after receiving such notice from Tenant, and thereafter diligently commences the required remedial action and prosecutes it to completion.

ARTICLE IX
LIMITATIONS OF LANDLORD’S LIABILITY

Section 9.1            Limitation.  Landlord shall not be responsible or liable to Tenant for and Tenant hereby releases Landlord from, waives all claims against Landlord arising out of and assumes the risk of, any injury, loss or damage to any person or property in or about the Premises, the Building or the Property by or from any cause whatsoever, including, without limitation, (a) acts or omissions of persons occupying adjoining premises, (b) theft or vandalism, (c) burst, stopped or leaking water, gas, sewer or steam pipes, (d) loss of utility service, (e) accident, fire or casualty, (f) nuisance, and (g) work done by Landlord in the Property, the Building, the Common Areas or the Premises; except, in any case, any such injury, loss or damage arising from the negligence or willful misconduct of Landlord or any Landlord Responsible Parties.  Notwithstanding the foregoing, Landlord shall remain liable for compliance with its express obligations hereunder.

Section 9.2            Sale of Property.  It is agreed that Landlord may at any time sell, assign or transfer its interest in and to the Property and sell, assign or transfer its interest as landlord in and to this Lease to the purchaser, assignee or transferee in connection with any such sale, assignment or transfer.  In the event of any transfer of Landlord’s interest in the Property, the transferor shall be automatically relieved of any and all of Landlord’s obligations and liabilities accruing from and after the date of such transfer; provided that the transferee assumes all of Landlord’s obligations under this Lease.  Tenant hereby agrees to attorn to Landlord’s assignee, transferee, or purchaser from and after the date of notice to Tenant of such assignment, transfer or sale, in the same manner and with the same force and effect as though this Lease were made in the first instance by and between Tenant and the assignee, transferee or purchaser.

Section 9.3            No Personal Liability.  In the event of any default by Landlord hereunder, Tenant shall look only to Landlord’s interest in the Property and rents therefrom and any available insurance proceeds for the satisfaction of Tenant’s remedies, and no other property or assets of Landlord or any trustee, partner, member, officer or director thereof, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease.

Section 9.4            Limitation on Damages.  In no event shall Tenant have the right to seek or recover from Landlord any consequential damages on account of any claim or matter arising out of or relating to this Lease of the Premises, and Tenant hereby irrevocably waives any right which it might otherwise have to seek or receive any such consequential damages.  In no event shall Landlord have the right to seek or recover from Tenant any consequential damages on account of any claim or matter arising out of or relating to this Lease of the Premises, and Landlord hereby irrevocably waives any right which it might otherwise have to seek or receive any such consequential damages.

ARTICLE X
GENERAL PROVISIONS

Section 10.1          Landlord’s Covenant of Quiet Enjoyment; Title.  Landlord covenants that Tenant, upon paying the Base Rent and Additional Rent provided for hereunder and performing and observing all of the other covenants and provisions hereof, may peaceably and quietly hold and enjoy the applicable portion of the Premises for the applicable Term as aforesaid, free from any party claiming by, under or through Landlord, subject, however, to all of the terms and provisions of this Lease.

Section 10.2          No Partnership or Joint Venture.  Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

Section 10.3          Brokerage.  Landlord and Tenant each represents and warrants to the other that it has not dealt with any broker in connection with this transaction other than Richards, Barry, Joyce and Partners LLC, and each agrees to hold harmless the other and indemnify the other from and against any and all damages, costs or expenses (including, but not limited to, reasonable attorneys’ fees and disbursements) suffered by the indemnified party as a result of acts of the indemnifying party that would constitute a breach of its covenant or representation and warranty in this Section 10.4.

Section 10.4          Estoppel Certificate.  Tenant shall, at any time and from time to time, upon not less than ten (10) Business Days’ prior written notice from Landlord, execute and deliver to Landlord an estoppel certificate containing such statements of fact as Landlord may reasonably request including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (b) the date to which the Base Rent and other charges are paid in advance and the amounts then payable; (c) that there are not, to Tenant’s knowledge, any uncured defaults or unfulfilled obligations on the part of Landlord, or specifying such defaults or unfulfilled obligations, if any are claimed; and (d) that Tenant has taken possession of the Premises.  Any such certificate may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises.

Landlord shall, at any time and from time to time, upon not less than ten (10) Business Days’ prior written notice from Tenant, execute and deliver to Tenant an estoppel certificate containing such statements of fact as Tenant may reasonably request including, but not limited to, the following: (a) that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect); (b) the date to which the Base Rent and other charges are paid in advance and the amounts then payable; and (c) that there are not, to Landlord’s knowledge, any uncured defaults or unfulfilled obligations on the part of Tenant, or specifying such defaults or unfulfilled obligations, if any are claimed.  Any such certificate may be conclusively relied upon by any prospective subtenant or assignee or any purchaser or encumbrancer of Tenant or its assets.

Section 10.5          Prevailing Party.  Landlord and Tenant each shall pay all reasonable costs and counsel and other fees incurred by the other party in connection with the successful enforcement by other party from time to time of any obligation under this Lease.

Section 10.6          Notice.  Except as otherwise expressly provided herein, all notices given under this Lease shall be in writing and shall be addressed to parties at the addresses indicated below:

Notices to Landlord shall be addressed to:

Intercontinental Fund III 830 Winter Street LLC
1270 Soldiers Field Road
Boston, MA 02135
Attention: Tom Taranto

Tel.: 617.782.2600
Fax: 617.782.9442

With a copy (which by itself shall not constitute notice) to:

Bradley & Associates
1270 Soldiers Field Road
Boston, MA 02135
Attention: James M. Bradley, Esq.

Tel.: 617.782.2600
Fax: 717.782.9442

Notices to Tenant shall be addressed to:

Praecis Pharmaceuticals Incorporated
830 Winter Street
Waltham, Massachusetts
Attention: Edward C. English
Tel.: 781-795-4320
Fax: 781-890-7469

With a copy (which by itself shall not constitute notice) to:

Goodwin Procter LLP
One Exchange Place
Boston, MA 02109
Attention: Michael Litchman, Esq.
Tel.: 617-570-1862
Fax: 617-523-1231

Any notice may be mailed, delivered by hand or messenger or transmitted by facsimile and shall be deemed to have been delivered if and when received by the addressee, except that any notice given by facsimile, if not given on a Business Day, shall not be deemed to have been delivered until the next Business Day.  Any party may, by giving written notice to the other party, change the addresses to which notices shall be given to such party.  A certified or registered mail receipt or receipt from a generally recognized commercial delivery service evidencing receipt by the addressee or refusal at the address of the addressee stated above or as changed pursuant to this Section shall be deemed conclusive evidence of receipt.  Counsel designated for a party under this Lease may give notice on behalf of such party in the manner provided herein, and any such notice shall be effective as if given by the party.

Section 10.7          Notice of Lease.  Each party hereto agrees, promptly on the request of the other, to execute, acknowledge and deliver a notice of this Lease in form suitable for filing or recording and complying with applicable law, to provide necessary evidence of authority for filing or recording, and to permit the requesting party to duly record or file the same in the real property records for the location of the Premises.  In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.  At Landlord’s request, promptly upon expiration of or earlier termination of the Term as to any portion of the Premises.  Tenant shall execute, acknowledge and deliver to Landlord a release with respect to such portion of the Premises of any notice of leases filed or recorded, together with necessary evidence of authority for recording or filing the same, and Tenant hereby appoints Landlord Tenant’s attorney-in-fact, coupled with an interest, to execute any such document if Tenant fails to respond to Landlord’s request to do so within fifteen (15) days.  The obligations of Tenant under this Section 10.8 shall survive the expiration or any earlier termination of the Term.

Section 10.8          Partial Invalidity.  If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

Section 10.9          Gender.  Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

Section 10.10       Bind and Inure.  The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective successors and assigns, subject to the provisions hereof restricting assignment or subletting by Tenant.

Section 10.11       Entire Agreement.  This Lease contains and embodies the entire agreement of the parties hereto with respect to Tenant’s leasehold estate hereunder and supersedes all prior agreements, negotiations and discussions between the parties hereto with respect thereto.  Any representation, inducement or agreement with respect thereto that is not contained in this Lease shall not be of any force or effect.  This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

Section 10.12       Applicable Law.  This Lease shall be governed by and construed in accordance with the laws of Massachusetts.

Section 10.13       Headings.  Headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

Section 10.14       Not An Offer.  The submission of an unsigned copy of this document to Tenant for Tenant’s consideration does not constitute an offer to lease the Premises or an option to or for the Premises.  This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

Section 10.15       Time Is of the Essence.  Time is of the essence of each provision of this Lease.

Section 10.16       Multiple Counterparts.  This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

Section 10.17       Waiver of Jury Trial.  Landlord and Tenant hereby each waive trial by jury in any action, proceeding or counterclaim brought by either against the other, on or in respect of any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant or Tenant’s use or occupancy of the Premises under this Lease.

[signatures on next page]

EXECUTED under seal as of the date first above written.

LANDLORD:

INTERCONTINENTAL FUND III 830 WINTER STREET, LLC, a Massachusetts limited liability company

BY:
INTERCONTINENTAL REAL ESTATE INVESTMENT FUND III, LLC,
a Massachusetts limited liability company, its Manager

BY:
INTERCONTINENTAL REAL ESTATE CORPORATION,a
Massachusetts corporation,
its Manager

By:	/s/ Peter Palandjian
Name: Peter Palandjian
Title: President and Treasurer

TENANT:

PRAECIS PHARMACEUTICALS INCORPORATED

By:	/s/ Edward C. English
Name: Edward C. English
Title: Vice President and C.F.O.

GLOSSARY

DEFINITIONS

As used in this Lease, the following terms shall have the following meanings, applicable, as appropriate, to both the singular and plural form of the terms defined below:

“Additional Rent” is defined in Section 3.1.

“Affiliate Sublease” is defined in Subsection 4.10.2.

“Alterations” is defined in Section 4.11.

“Assignment” is defined in Section 4.10.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Base Rent” means the amount stated in Article 1, to be adjusted and payable in accordance with Article 3.

“Building” is defined in Article 1.

“Building Conversion Work”  is defined in Article 2.3.2.

“Building Operating Expenses” is defined in Section 3.4.

“Building Systems” is defined in Section 3.7.1.

“Business Days” means Monday through Friday, excluding Saturdays, Sundays and federal or state legal holidays.

“Cafeteria”  is defined in Article 3.6.5.

“Cafeteria Pro Rata Share”  is defined in Article 3.6.5.

“Casualty”  is defined in Section 5.1.

“CERCLA” is defined in Subsection 4.3.1.

“Commencement Date” means the date specified in Article 1.

“Common Areas” is defined in Section 2.1.

“Default Rate” is defined in Section 3.2.

“Environmental Laws” is defined in Section 4.3.

“Essential Services” is defined in Section 3.7.

1

“Event of Default” is defined in Section 6.1.

“External Causes” is defined in Section 3.8.

“General pH System”  is defined in Article 3.6.7.

“Hazardous Materials” is defined in Section 4.3.

“Indemnified Party” is defined in Section 4.5.

“Interest Rate” is defined in Subsection 3.4.2.

“Lab Dedicated Expenses”  is defined in Section 3.4.2(e).

“Land”  is defined in Article 1.

“Landlord” is defined in Article 1.

“Landlord Responsible Parties” is defined in Section 4.5.

“Legal Requirements” means applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval, and requirements, of all federal, state, county, municipal and other governmental authorities and the departments, commissions, boards, bureaus, instrumentalities, and officers thereof, and all administrative or judicial orders or decrees and all permits, licenses, approvals, and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Building or the use, operation or occupancy of the Premises, whether now existing or hereafter enacted.

“Lien” means any lien, mortgage, deed of trust, encumbrance, chattel mortgage, security agreement, or order for the payment of money filed against the Premises or the Property.

 “Mortgage” is defined in Section 8.1.

“Mortgagee” is defined in Section 8.1.

“MSDS” is defined in Subsection 4.3.1.

“Obligated Party” is defined in Section 4.5.

“Operating Expenses” is defined in Section 3.4.

“Ordinary Capital Improvement” means any capital improvement which (i) is required to be made in order to cause the Land or its systems to comply with Legal Requirements, or (ii) is a replacement or repair of existing structures, systems, improvements or equipment necessary to keep the Common Areas in good repair and working order, taking into account the intended life of the relevant structure, system, improvement, or equipment.

“Permitted Uses” is defined in Section 4.1.

2

“Premises” is defined in Article 1.

“Premises pH System”  is defined in Article 3.6.7.

“Property” is defined in Article 1.

“Property Rentable Area” is defined in Article 1.

 “RCRA” is defined in Subsection 4.3.1.

“Remedial Work” means any Response Action (as defined in 310 CMR 40.0000), remedial work, excavation, treatment, drilling, pumping, site restoration, monitoring or any other similar action on or relating to the Premises performed by Tenant pursuant to Subsection 4.3.3 of this Lease.

“Remedial Work Plan” is defined in Subsection 4.3.3.

“Rent” is defined in Article 3.

“SARA” is defined in Section 3.7.

“Service Interruption” is defined in Subsection 4.3.1.

“Sublease” is defined in Section 4.10.

“Successor” is defined in Section 8.2.

“Successor Entity” is defined in Section 4.10.

“Tax Parcel” is defined in Subsection 3.3.1.

“Tax Year” is defined in Subsection 3.3.1.

“Taxes” is defined in Subsection 3.3.1.

“Tenant” is defined in Article 1.

“Tenant’s Property” is defined in Section 4.8.

“Tenant Provided Services”  is defined in Section 3.6.6.

“Tenant Responsible Parties” is defined in Section 4.5.

 “Tenant’s Proportionate Share” is defined in Article 1.

“Tenant’s Release” is defined in Subsection 4.3.3.

“Term” is defined in Article 1.

3

“Untenantable” means that, in the reasonable judgment of Tenant, Tenant shall be unable to occupy, and shall not be occupying, the Premises or the applicable portion thereof for the ordinary conduct of Tenant’s business.

4

Exhibit A

Legal Description

A certain parcel of land off Winter Street, in Waltham, Middlesex County, Massachusetts, shown as Lot 9 on Land Court Plan No. 30618E, a copy of a portion of which is filed with the Middlesex South Registry District of the Land Court with Certificate of Title No. 214324 in Registration Book 1201, Page 174.

Together with the benefit of rights reserved in Easement dated July 14, 1997, filed as Document No. 1036276, and recorded in Book 27478, Page 136; as affected by Utility Easement from owners of Lots 2 and 3 on Land Court Plan #30618C and Lots 2, 3, B and C on Plan #669 of 1997, to Boston Edison Company and New England Telephone and Telegraph Company, d/b/a/ Bell Atlantic, dated August 27, 1998, filed as Document No. 1078157; as further affected by Reciprocal Access and Utility Easement dated March 25, 1999, filed as Document No. 1101665 and recorded March 26, 1999, as Instrument No. 503.

Together with the benefit of grant and reservation recited in Reciprocal Access and Utility Easement with the owner of Lots 5 and 6 on Land Court Plan No. 30618D dated March 31, 1998, filed as Document No. 1061070, and recorded in Book 28405, Page 421, affecting areas shown as “Reserved Easement Area” on a plan entitled “Easement Plan of Land in Waltham, Massachusetts”, dated March 30, 1998, recorded therewith; as affected by First Amendment to Reciprocal Access and Utility Easement and to Reciprocal Easement Agreement dated September 10, 1998, filed as Document No. 1079645, and recorded in Book 29108, Page 346; as further affected by Reciprocal Access and Utility Easement dated March 25, 1999, filed as Document No. 1101665 and recorded March 26, 1999 as Instrument No. 503, and by Reciprocal Easement Agreement dated March 25, 1999 filed as document No. 1101666.

Together with the benefit of Reciprocal Easement Agreement with the owner of Lots 5 and 6 on Land Court Plan No. 30618D dated March 31, 1998, filed as Document No. 1061071, and recorded in Book 28405, Page 443, affecting areas shown on a plan entitled “Easement Plan of Land in Waltham, Massachusetts”, dated March 30, 1998, recording therewith; as affected by First Amendment to Reciprocal Access and Utility Easement and to Reciprocal Easement Agreement dated September 10, 1998, filed as Document No. 1079645, and recorded in Book 29108, Page 346; as further affected by Reciprocal Easement Agreement dated March 25, 1999, filed as Document No. 1101666.

Together with the benefit of Reciprocal Easement Agreement with the owner of Lot 8 on Land Court Plan No. 30618E dated March 10, 1999, filed as Document No. 1099963.

Together with the benefit of Reciprocal Access and Utility Easement Agreement with the owner of Lot 8 on Land Court Plan No. 30618E dated March 10, 1999, filed as Document No. 1099964, and recorded March 10, 1999 as Instrument No. 1121; as further affected by Reciprocal Access and Utility Easement dated March 25, 1999, filed as Document No. 1101665 and recorded March 26, 1999, as Instrument No. 503.

Together with the benefit of Reciprocal Access and Utility Easement, dated March 25, 1999, filed as document No. 1101665.

A-1

Together with the benefit of Reciprocal Easement Agreement dated March 25, 1999, filed as Document No. 1101666.

Together with the benefit of Mutual Covenants Agreement dated March 25, 1999, filed as Document No. 1101667.

Together with the benefit of Landscape License Agreement dated March 25, 1999, filed as Document No. 1101668.

A-2

Exhibit B

Site Plan

[Six Schematic drawings of the Basement, First, Second and Third Floors and the Roof of 830 Winter Street, Waltham, MA showing BOMA Space Boundaries and identifying RTU #4A and RTU #4B.]

B-1

Exhibit C

Exclusions from Operating Expenses

(1)	any costs of managing the property other than a management fee not to exceed that charged by similar property managers in the surrounding area of the Building.

(2)

wages, salaries, taxes, workers compensation insurance premiums or fringe benefits paid to employees of Landlord or affiliates of Landlord above the grade of field manager or, where such employees at the grade of field manager or below devote time to properties other than the Property, the portion not allocable to the Property; and any portion of payments to independent contractors not allocable to the Property.

(3)

costs of repairs or replacements to the extent actually reimbursed by insurance, other tenants of the Property or other third parties or resulting from eminent domain takings to the extent covered by the award;

(4)	Taxes on the Property, and any costs which have been previously included in Operating Expenses (whether under the same or a different category);

(5)

financing and refinancing costs in respect of any financing of the Property, including debt service, amortization, points and commissions in connection therewith and rent or other charges payable under any ground or underlying lease;

(6)	costs of selling or syndicating any of Landlord’s interest in the Premises and/or the Property;

(7)	promotional, advertising, public relations or brokerage fees or commissions;

(8)

costs incurred in connection with Landlord’s preparation, negotiation and enforcement of remedies under leases with other tenants, including court costs and attorneys’ fees and disbursements in connection with any summary proceeding to dispossess any such other tenant; the cost of any disputes, including, without limitations, legal fees, between Landlord, any employee or agent of Landlord, or any mortgagees or ground lessors of Landlord; costs (including, without limitation, attorneys’ fees and disbursements) incurred in connection with any judgment, settlement or arbitration award resulting from tort liability; and legal expenses incurred for the maintenance of the Landlord entity or in connection with a transfer or proposed transfer of an interest in the Building, Land or Landlord; and other professional fees for matters not relating to the normal administration and operation of the Property, or relating to matters which are excluded from Operating Expenses for the Property;

(9)	rent, additional rent or other charges under any space lease or sublease assumed from a tenant or subtenant;

(10)	any expenses incurred by Landlord for use of any public portions of the Property for purposes such as, but not limited to shows, promotions, kiosks, and advertising, beyond

C-1

the expenses attributable to providing normal services, such as, but not limited to, lighting and HVAC, to such public portions of the Property;

(11)

interest or penalties for any delinquent payments by Landlord unless and to the extent resulting from the Tenant’s failure to pay, when and as due, the Tenant’s Proportionate Share of Operating Expenses (in which case the Tenant shall be responsible for 100% of such interest or penalties);

(12)	the cost of making leasehold improvements and decorations to any leasable space to prepare the same for occupancy by a tenant thereof, or thereafter for the benefit of a particular tenant or tenants;

(13)	services performed for or provided to any tenant to the extent the same exceeds the level of services which Landlord is required to furnish under this Lease;

(14)	any expenditures on account of Landlord’s acquisition of air or similar development rights;

(15)	the cost of capital improvements that do not constitute Ordinary Capital Improvements unless Tenant shall request or approve any such improvement or replacement.

(16)	Landlord’s depreciation of the Building or other improvements or amortization of personal property or equipment, except as provided in Subsection 3.5.2;

(17)	repairs necessitated by the negligence or willful misconduct of (a) Landlord or its employees, agents and contractors; or (b) by other tenants;

(18)

any amounts payable by Landlord by way of indemnity or for damages, including without limitation, damages for any default, breach, claim, judgment, settlement or late payment, or any amounts payable by Landlord which constitute a fine, interest on a late payment or penalty unless caused by the Tenant’s failure to pay or perform as provided in the Lease;

(19)

any cost representing an amount paid for services or materials to a related person, firm or entity to the extent such amount exceeds the amount that would be paid for such services or materials at the then-existing market rates to an unrelated person, firm or entity; and

(20)	any costs incurred in remediating any release of Hazardous Materials on or onto the Property or removal or other remediation of asbestos.

C-2

Exhibit D

Fixtures, Furnishings and Equipment Tenant May Remove at End of Term

•  NMRs, LCMSs, Mass Spectrometers, and all other Analytical and Research laboratory equipment, whether fastened to the building or not.

•  PRAECIS customized production and research-based equipment, as follows, whether fastened to the building or not:

a.             Mo flo laser and associated systems;

b.             Nitrogen generator and compressor (used with mass spectrometers);

c.             Split air conditioning units related to mass spectrometers and NMR.

•  Biosafety cabinets, incubators, stability chambers – each, whether fastened to the building or not.

•  External N2 storage tank which is leased from vendor.

•  Equipment located in Server Room and Network closets.

•  Built-in A/V equipment, including videoconferencing, teleconferencing, and telecommunications equipment.

•  All office equipment and furniture (phones, copiers/faxes (whether leased or not), office suites, waiting area furniture, shelves, etc.).

•  Furniture (all chairs and tables located in the Cafeteria).

•  All equipment added after the signing of the Lease, whether fastened to the building or not.

•  Exemptions do not include fume hoods, casework, and lab benches.

D-1

Exhibit E

Form of SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) made and entered into as of the          day of                     , 20    by and between                                  , a                                   (“Secured Party”), and                                                                , a                                       (“Tenant”),

WHEREAS, Tenant and                            ,                                       (“Landlord”) have entered into a certain Lease dated as of                      , 20    (the “Lease”) pursuant to which Tenant has leased from Landlord certain premises located at                               , as more particularly described in the Lease (the “Premises”); and

WHEREAS, Secured Party is the holder of                                              pursuant to that certain                             dated as of                       , 20    (the “Superior Agreement”) between Landlord and Secured Party; and

WHEREAS, Secured Party and Tenant desire to evidence their understanding with respect to the Superior Agreement and the Lease as hereinafter provided;

NOW THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1.  Nondisturbance.  So long as Tenant is not in default (beyond any period given Tenant under the Lease to cure such default) in the payment of rent or other sums payable by Tenant under the Lease or in the performance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed, then possession and right of use of the Premises and Tenant’s rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, shall not be diminished or interfered with by Secured Party; Secured Party will not disaffirm the Lease; Secured Party will affirmatively recognize the validity of the Lease and Secured Party will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest under the Lease.  Notwithstanding anything to the contrary in the Superior Agreement, all insurance and condemnation proceeds or awards paid or payable with respect to the Premises and received by Secured Party or Landlord shall be made available by Secured Party to be held, applied and paid in the manner set forth in the Lease.

Section 2.  Attornment.

2.1.  Succession by Secured Party.  If the interest of Landlord shall be transferred to and owned by Secured Party or a purchaser at foreclosure sale (collectively with Secured Party, a “New Owner”) by reason of foreclosure or other proceedings, or by any other manner, and the New Owner succeeds to the interest of Landlord under the Lease, Tenant shall be bound to the New Owner under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the New Owner were Landlord under the Lease, and Tenant does hereby attorn to the New Owner as its landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of either party hereto immediately upon the New Owner succeeding to the interest of Landlord under the Lease; provided, however, that Tenant shall be under no obligation to pay to the New Owner any rent or other sum payable pursuant to the Lease until Tenant receives written notice from the New Owner that it has succeeded to the interest of Landlord under the Lease.  The respective rights and obligations of Tenant and the New Owner upon such attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth therein; it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length herein.

2.2.  Limitation of Duties of New Owner.  If the New Owner shall succeed to the interest of Landlord under the Lease, the New Owner shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after the New Owner’s succession to the interest of Landlord under the Lease, have the same remedies against the New Owner for the breach of any agreement contained in the Lease that Tenant might have had under the Lease against Landlord if the New Owner had not succeeded to the interest of Landlord; provided, however, that the New Owner shall not be (i) liable for any damages associated with any act or omission of any prior landlord (including Landlord), but the aforesaid proviso shall not affect Tenant’s rights under the Lease or Landlord’s obligations to cure defaults thereunder; or (ii) subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or (iii) bound by any rent or additional rent which Tenant might have paid for more than the then current rental period to any prior landlord (including Landlord); or (iv) bound by any amendment or modification of the Lease made without the New Owner’s prior written consent, which shall not be unreasonably withheld; or (v) bound by or responsible for any security deposit not actually received by the New Owner; or (vi) liable for or incur any obligation with respect to any breach of warranties or representations of any nature under the Lease or otherwise including without limitation any warranties or representations respecting use, compliance with zoning, landlord’s title, landlord’s authority, habitability and/or fitness for any purpose, or possession.

2.3.  Landlord’s Trustee.  In the event that any court of competent jurisdiction determines, in connection with any bankruptcy, insolvency, liquidation, dissolution, receivership or other similar proceeding affecting Landlord, that any amounts paid by Tenant to Secured Party under Section 2.2 hereof should have been paid by Tenant to Landlord or Landlord’s trustee, receiver, liquidator or other person exercising similar powers in connection with any such proceeding (any of the foregoing being referred to as a “Trustee”) and orders Tenant to pay such amounts to Landlord or the Trustee, Secured Party shall promptly pay such amount, together with any interest or costs imposed by such court, on behalf of Tenant.  Secured Party shall hold Tenant harmless from any claims of Landlord or the Trustee, damages or expenses in any such proceedings arising out of any amounts paid by Tenant to Secured Party under Section 2.2 hereof, which expenses shall include reasonable attorney’s fees.

Section 3.  Subordination of Lease.

3.1.  Subordination.  Tenant covenants, stipulates and agrees that the Lease is hereby, and shall, at all times that the Secured Party, its successors and assigns are bound by this Agreement, continue to be, subordinated and made secondary and inferior in each and every respect to the Superior Agreement and to any and all renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Superior Agreement, but any and all such renewals, modifications, extensions, substitutions, replacements and/or consolidations shall nevertheless be subject to and entitled to the benefits of the terms of this Agreement.

3.2.  Subordination Conditioned Upon Non-Disturbance.  Notwithstanding any other provision of this Agreement, however, the subordination created and/or evidenced by this Agreement (the “Subordination”) is conditioned upon this Agreement being the valid and binding obligation of the Secured Party, its successors and assigns, including but not limited to any receiver, conservator, trustee in bankruptcy, dissolution or liquidation, the Federal Deposit Insurance Corporation or any other state or federal governmental agency, corporation or instrumentality exercising similar functions or powers.  If for any reason this Agreement shall cease to be binding on the Secured Party or its successors or assigns for any reason whatsoever, then the Subordination, and this Agreement in its entirety, shall be void from its inception as though the Agreement had never been executed and delivered.  This Section 3.2 is specifically intended to render the Agreement void ab initio under circumstances including, but not limited to, rejection of the Agreement in bankruptcy, liquidation, reorganization, or other similar proceedings; invalidity of the Agreement under the doctrine enunciated in D’Oench, Duhme & Co. v. Federal Deposit Insurance Corp., 315 U.S. 447 (1942) and subsequent judicial decisions, or similar doctrines under the judicial decisions or statutes of any state; or repudiation, unenforceability or invalidity of the Agreement under Sections 212 or 217 of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, 12 U.S.C. Sections 1821 or 1823(e), or any similar federal or state statute, or any other statutory power of avoidance, whether state or federal.

Section 4.  Notice and Right to Cure.  Tenant agrees to provide Secured Party with a copy of each notice of default under the Lease that can lead to termination of the Lease or abatement of rent, at the same time as Tenant provides Landlord with such notice of default (subject to the next following sentence of this Section 4), and thereupon Secured Party shall have the right (but not the obligation), concurrently with any cure period Landlord may have under the Lease, to cure such default, and Tenant shall not terminate the Lease or abate the rent payable thereunder by reason of such default until it has afforded Secured Party the same concurrent opportunity to cure as afforded to Landlord under the Lease.  If Tenant fails to give contemporaneous notice to Landlord as contemplated above, the aforesaid cure period that Landlord would otherwise have had shall not begin to accrue until such notice of default is given.  It is specifically agreed that Secured Party shall have no obligation to cure any default under the Lease.

Section 5.  Miscellaneous.

5.1.  Waiver.  No purported waiver by either party of any default by the other party of any term or provision contained herein shall be deemed to be a waiver of such term or provision unless the waiver is in writing and signed by the waiving party.  No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term or provision contained herein.

5.2.  Entire Agreement.  This Agreement sets forth the entire understanding between the parties concerning the subject matter of this Agreement and incorporates all prior negotiations and understandings.  There are no covenants, promises, agreements, conditions or understandings, either oral or written, between the parties relating to the subject matter of this Agreement other than those set forth herein.  No representation or warranty has been made by or on behalf of either party to this Agreement (or any officer, director, employee or agent thereof) to induce the other party to enter into this Agreement or to abide by or consummate any transactions contemplated by any terms of this Agreement, except representations and warranties, if any, expressly set forth herein.  No alteration, amendment, change or addition to this Agreement shall be binding upon either party unless in writing and signed by the party to be charged.

5.3.  Successors.  Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.4.  Notices.  Any consent, waiver, notice, demand, request or other instrument required or permitted to be given under this Agreement shall be in writing and be sent by certified or registered United States mail, return receipt requested, or delivered by personal or courier delivery, or sent by facsimile (immediately followed by one of the preceding methods), postage prepaid, addressed:

If to Tenant:

If to Secured Party:

Any such consent, waiver, notice, demand, request or other instrument shall be deemed given upon receipt or upon the refusal of the addressee to receive the same as indicated on the return receipt.  Either party may change its address for notices by notice in the manner set forth above.

5.5.  Captions.  The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience.  They do not define, limit, construe or describe the scope or intent of the provisions of this Agreement.

5.6.  Partial Invalidity.  Subject to and limited by Section 3.2, if any term or provision of this Agreement or the application thereof to any person, firm or corporation, or circumstance, shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, firms or corporations, or circumstances, other than those as to which it is held invalid, shall both be unaffected thereby, and each term or provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.  Notwithstanding the foregoing, the provisions of Section 1 and Section 3.2 are of the essence of this Agreement, and any invalidity or unenforceability of Section 1 or Section 3.2 shall render this entire Agreement invalid and unenforceable.

5.7.  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of                applicable to agreements to be performed in the State of            .

5.8.  Counterparts.  This Agreement may be executed in counterparts, each of which when executed by the parties hereto shall be deemed an original and all of which together shall be deemed the same Agreement.

(The remainder of this page is intentionally left blank.)

The parties hereto have caused this Agreement to be executed as of the day and year first above written.

SECURED PARTY:

In the Presence of:

By:
Its:

TENANT:

In the Presence of:

By:
Its:

Commonwealth of Massachusetts	)
) ss.
County of	)

On this              day of                 , 20   , before me, the undersigned notary public, personally appeared                                 , proved to me through satisfactory evidence of identification, which were                                , to be the person whose name is signed on the preceding or attached document and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose as                                    for                                , a                                    .

Notary Public
My Commission Expires:

Commonwealth of Massachusetts	)
) ss.
County of	)

On this              day of                , 20   , before me, the undersigned notary public, personally appeared                                   , proved to me through satisfactory evidence of identification, which were                                   , to be the person whose name is signed on the preceding or attached document and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose as                             for                            , a                            .

Notary Public
My Commission Expires:

Exhibit F

(NAME OF BANK)

IRREVOCABLE STANDBY LETTER OF CREDIT

Date of Issue: , 2001	No.

APPLICANT:	BENEFICIARY:

AMOUNT:            $

At the request and for the account of [                           ] (the “Account Party”), we hereby establish in your favor our irrevocable Letter of Credit No.                  in the amount of                                Dollars ($          ).

This Letter of Credit is issued with respect to that certain lease agreement, by and between you, as Landlord, and the Account Party, as Tenant, with respect to property located on Winter Street, Waltham, Massachusetts.  Said lease agreement, and any amendments or modifications thereof, is hereinafter referred to as the “Lease.”  Our obligations under this Letter of Credit are solely as set forth herein and are completely independent of the obligations of the Account Party under the Lease.  We do not undertake any obligation under the Lease, nor do we undertake any responsibility to ascertain any facts, or to take any other action, with respect to the Lease, and we acknowledge that our obligations under this Letter of Credit shall not be affected by any circumstance, claim or defense of any party as to the enforceability of the Lease or any dispute as to the accuracy of the Statement (as defined below).  The references to the Lease in this Letter of Credit are solely to describe the required contents of the Statement.

Funds under this Letter of Credit are available to you against presentation of the following documents at our office at                              prior to close of business on the expiration date set forth below.  It is not a condition to the making of draws hereunder that this Letter of Credit be presented to us.

1.             Your sight draft in the form of Annex 1 on us in an amount not exceeding the amount of this Letter of Credit (less sums previously paid by us hereunder) executed by the person executing the Statement and bearing the number of this Letter of Credit; and

2.             A statement (the “Statement”) in the form of Annex 2.

The expiration date of this Letter of Credit is                                , provided, however, that the expiration date of this Letter of Credit shall be automatically extended, without notice of amendment, for successive one (1) year periods, unless we give you written notice of our election not to extend the expiration date (“Notice of Non-Renewal”) not later than sixty (60) days prior to the date this Letter of Credit is scheduled to expire.  A Notice of Non-Renewal shall be effective when actually delivered by certified mail, return receipt requested, or courier service to your address set forth above or such other address and/or person as you shall specify to us for such purpose by written notice received by us prior to the time the Notice of Non-Renewal is sent.

This Letter of Credit is transferable in its entirety through us and successive transfers shall be permitted.  We will honor complying drafts presented hereunder by a transferee (and cease to honor drafts presented hereunder by you) upon our receipt of the fully executed transfer form attached hereto as Exhibit 1.

We hereby issue this Letter of Credit in your favor, and we hereby undertake to honor all drafts drawn under and in compliance with the terms of this Letter of Credit.

This Letter of Credit shall be governed by and construed in accordance with the Uniform Customs and Practices for Documentary Credits (1993 Revision) International Chamber of Commerce Publication 500.

Authorized Signature

EXHIBIT 1

[TRANSFER FORM - to be provided by Bank]

ANNEX 1 to Letter of Credit

SIGHT DRAFT

[PLACE] [DATE]

At sight, pay to the order of                                 , the Beneficiary, the sum of US$                , drawn under the [Name of Bank], Letter of Credit Number             , dated                          , 2001.

[NAME OF BENEFICIARY]

(Name and Time)

Drawn on:

[Name and Address of Bank]

ANNEX 2 to Letter of Credit

FORM OF CERTIFICATE FOR DRAWING ON LETTER OF CREDIT

[DATE]

[Name of Address of Bank]

Re:  irrevocable Letter of Credit No.

Ladies and Gentlemen:

The undersigned certifies that s/he is an authorized representative of [name of Beneficiary] the Beneficiary under your irrevocable Letter of Credit No.               , that [name of Beneficiary] is entitled to draw on the Letter of Credit and that s/he has executed the within sight draft on behalf of the Beneficiary.

Authorized Signatory

EXHIBIT G

Tenant Provided Services

RODI Water System

Vacuum Pumps

Automatic Temperature Control (ATC) Compressor

Lab Compressed Air System

Liquid Nitrogen Tank and distribution system

CO2 Distribution Cylinders and distribution system

Standby power utilizing 910KW Generator

Supplemental HVAC system utilizing RTU’s 4-A and 4-B (shown on Exhibit B) serving the vivarium in the Premises

G-1